                                                                EXHIBIT 2.1




                           RECAPITALIZATION AGREEMENT


                                  by and among


                           HMTF/CC INVESTMENTS, L.P.,

                             COURTESY CORPORATION,

                           CREATIVE PACKAGING CORP.,

                              COURTESY SALES CORP.


                                      and


                              EACH SHAREHOLDER OF

                             COURTESY CORPORATION,

                            CREATIVE PACKAGING CORP.


                                      and


                              COURTESY SALES CORP.


                              Dated July 13, 1999


Article I             THE REORGANIZATION TRANSACTIONS............................................................2

         1.1      Creative Exchange..............................................................................2

         1.2      Courtesy Sales Exchange........................................................................2

         1.3      Amendment of Articles, Bylaws and Recapitalization.............................................2

         1.4      Statement of New Courtesy Preferred Stock......................................................2

         1.5      Subsidiary Contribution........................................................................3

Article II            THE RECAPITALIZATION.......................................................................3

         2.1      Purchase and Sale of Newly Issued Shares.......................................................3

         2.2      Purchase Price for Newly Issued Shares.........................................................3

         2.3      Courtesy Purchase..............................................................................3

         2.4      Purchase Price for Purchased Shares............................................................3

         2.5      Designation of Representative; Indemnification of Representative...............................4

         2.6      Closing........................................................................................5

Article III           REPRESENTATIONS AND WARRANTIES OF THE  COMPANIES AND THE SHAREHOLDERS......................6

         3.1      Corporate Organization.........................................................................7

         3.2      Authority; Absence of Conflicts................................................................7

         3.3      Outstanding Capital Stock; Title to Shares.....................................................8

         3.4      Financial Statements...........................................................................9

         3.5      Absence of Undisclosed Liabilities.............................................................9

         3.6      Absence of Material Adverse Changes...........................................................10

         3.7      Real Property.................................................................................11

         3.8      Tangible Personal Property....................................................................13

         3.9      Accounts Receivable...........................................................................13

         3.10     Accounts Payable..............................................................................14

         3.11     Inventory.....................................................................................14

         3.12     Backlog.......................................................................................14

         3.13     Computer Software.............................................................................14

         3.14     Material and Affiliated Contracts.............................................................14

         3.15     Compliance with Laws..........................................................................16

         3.16     Legal Proceedings.............................................................................16

         3.17     Ability to Conduct the Business...............................................................16

         3.18     Labor Matters.................................................................................16

         3.19     Employee Benefit Plans........................................................................18

         3.20     Environmental Matters.........................................................................19

         3.21     Products......................................................................................21

         3.22     Tax Matters...................................................................................22

         3.23     Insurance.....................................................................................24

         3.24     Minute Books; Stock Record Books..............................................................24

         3.25     Brokers' or Finders' Fees.....................................................................24

         3.26     Material Customers and Suppliers..............................................................24

         3.27     Bank Accounts; Powers of Attorney.............................................................25

         3.28     Books and Records.............................................................................25

         3.29     Intellectual Property Rights..................................................................25

         3.30     Year 2000 Compliance..........................................................................26

         3.31     Sales Representatives and Other Sales Agents/Sales Offices....................................27

Article IV            REPRESENTATIONS AND WARRANTIES OF NEWCO...................................................27

         4.1      Organization and Corporate Power..............................................................27

         4.2      Corporate Authority; Absence of Conflicts.....................................................27

         4.3      No Investigation..............................................................................28

         4.4      Compliance with Securities Laws...............................................................28

         4.5      Funding.......................................................................................28

         4.6      Brokers' or Finders' Fees.....................................................................28

         4.7      Hart-Scott-Rodino.............................................................................28

Article V             COVENANTS.................................................................................29

         5.1      Full Access and Cooperation...................................................................29

         5.2      Preservation of Business......................................................................29

         5.3      Negative Covenants............................................................................29

         5.4      Third Party Consents..........................................................................31

         5.5      Schedules.....................................................................................31

         5.6      Transfer Taxes................................................................................32

         5.7      Reasonable Efforts............................................................................32

         5.8      Third-Party Offers............................................................................32

         5.9      Termination of Shareholders Agreements........................................................33

         5.10     Minimum Working Capital.......................................................................33

         5.11     Class A Common Stock..........................................................................33

         5.12     Stock Option Plan.............................................................................33

         5.13     Employees.....................................................................................33

         5.14     Indemnification of Aguilar Litigation.........................................................34

         5.15     Krusinski Arbitration.........................................................................34

         5.16     Automobile Leases.............................................................................34

         5.17     Life Insurance................................................................................34

         5.18     Updating Projections..........................................................................34

         5.19     Employment Agreements.........................................................................35

         5.20     Noncompetition Agreements.....................................................................35

         5.21     Lease Amendments..............................................................................35

Article VI            TAX MATTERS...............................................................................35

         6.1      Tax Indemnification...........................................................................35

         6.2      Tax Returns...................................................................................36

         6.3      Control of Tax Proceedings....................................................................38

         6.4      Survival of Indemnification...................................................................38

         6.5      Sole Remedy...................................................................................38

         6.6      Tax Deposit Reimbursements....................................................................39

         6.7      Arbiter CPA...................................................................................39

Article VII           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANIES AND THE SHAREHOLDERS.............39

         7.1      Representations, Warranties and Covenants.....................................................39

         7.2      Closing Certificate...........................................................................39

         7.3      Legal Opinion.................................................................................39

         7.4      Injunction....................................................................................40

         7.5      Shareholders Agreement........................................................................40

         7.6      Escrow Agreement..............................................................................40

Article VIII          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF NEWCO..........................................40

         8.1      Representations, Warranties and Covenants.....................................................40

         8.2      Closing Certificate...........................................................................40

         8.3      Legal Opinion.................................................................................40

         8.4      Injunction....................................................................................40

         8.5      Material Adverse Effect.......................................................................40

         8.6      Regulatory Approvals and Consents.............................................................41

         8.7      Funding.......................................................................................41

         8.8      Shareholders Agreement........................................................................41

         8.9      Escrow Agreement..............................................................................41

         8.10     Employment Agreements.........................................................................41

         8.11     Noncompetition Agreement......................................................................41

         8.12     Lease Amendments..............................................................................41

         8.13     Non-Foreign Person Affidavit..................................................................41

         8.14     EBITDA Target.................................................................................41

Article IX            TERMINATION...............................................................................42

         9.1      Termination...................................................................................42

         9.2      Liabilities Upon Termination..................................................................43

Article X             MISCELLANEOUS.............................................................................43

         10.1     Expenses......................................................................................43

         10.2     Survival of Representations; Exclusive Remedy.................................................43

         10.3     Attorneys' Fees...............................................................................44

         10.4     Notices.......................................................................................44

         10.5     Successors and Assigns........................................................................46

         10.6     Entire Agreement and Modification.............................................................46

         10.7     Section and Other Headings....................................................................46

         10.8     Governing Law.................................................................................46

         10.9     Counterparts..................................................................................46

         10.10    Further Assurances............................................................................46

         10.11    Severability..................................................................................46

         10.12    Public Statements.............................................................................47

         10.13    Specific Performance..........................................................................47

         10.14    Limitations on Trustee's Representations and Warranties.......................................47


Annexes

         Amended and Restated Articles of Incorporation                                 A
         Amended and Restated Bylaws                                                    B
         Terms for New Courtesy Preferred Stock                                         C

         Escrow Agreement                                                               D
         Commitment Letters                                                             E
         Kreiseder Employment Agreement                                                 F-1
         Sommers Employment Agreement                                                   F-2
         Greenberg Employment Agreement                                                 F-3
         Noncompetition Agreement                                                       G
         Lease Amendment Terms                                                          H
         Weil, Gotshal & Manges LLP Legal Opinion                                       I
         Shareholders Agreement                                                         J
         Katten Muchin & Zavis Legal Opinion                                            K

Schedules
         Creative Share Ownership/Exchange                                              1.1
         Courtesy Sales Share Ownership/Exchange                                        1.2
         Courtesy Purchase                                                              2.3
         Foreign Qualifications                                                         3.1(a)
         Companies' Share Ownership                                                     3.3(c)(i)
         New Courtesy Common Stock Ownership                                            3.3(c)(ii)
         Voting Agreements                                                              3.3(c)(iii)
         Financial Statements                                                           3.4
         Deviations from GAAP                                                           3.4(iii)
         Undisclosed Liabilities                                                        3.5
         Material Adverse Changes                                                       3.6
         Real Property                                                                  3.7(a)
         Real Property Liens                                                            3.7(b)
         Mechanic's and Materialmen's Liens                                             3.7(d)
         Personal Property Liens                                                        3.8(a)(i)
         Tangible Personal Property Conditional Agreement                               3.8(a)(ii)
         Leased Tangible Personal Property                                              3.8(b)
         Deferred Purchase Price Equipment                                              3.8(c)
         Accounts Receivable                                                            3.9
         Accounts Payable                                                               3.10
         Inventory                                                                      3.11(a)
         Inventory Locations                                                            3.11(b)
         Material Contracts                                                             3.14(a)
         Affiliate Agreements                                                           3.14(b)
         Contract Defaults                                                              3.14(c)
         Legal Proceedings                                                              3.16
         Officers and Directors                                                         3.18(b)
         Benefit Accruals, Employee Loans and Employee Agreements                       3.18(c)
         Employment Discrimination Claims                                               3.18(d)
         Benefit Plans                                                                  3.19(b)
         Material Employee Compensation                                                 3.19(c)(i)
         Benefit Plans - Legal Compliance                                               3.19(e)
         Environmental Matters                                                          3.20
         Product Claims                                                                 3.21

         Tax Matters                                                                    3.22
         Tax Adjustments                                                                3.22(c)
         Internal Revenue Code Elections                                                3.22(i)
         Tax Examinations                                                               3.22(j)
         Jurisdiction Taxation                                                          3.22(k)
         Insurance Policies                                                             3.23
         Brokers' and Finders' Fees                                                     3.25
         Customers                                                                      3.26(a)
         Suppliers and Purchase Orders                                                  3.26(b)
         Bank Accounts                                                                  3.27
         Books and Records                                                              3.28
         Intellectual Property                                                          3.29(a)
         Patent Infringements                                                           3.29(c)
         Licensed Intellectual Property                                                 3.29(d)
         Licenses                                                                       3.29(e)
         Sales Representatives and Other Sales Agents                                   3.31
         Brokers' and Finders' Fees                                                     4.6
         Sample Working Capital Computation                                             5.10
         Class A Common Stock                                                           5.11
         Annual Bonuses and Raises                                                      5.13
         Automobile Leases                                                              5.16
         Sample Projections Computation                                                 5.18
         Calculation of EBITDA                                                          8.14

                           RECAPITALIZATION AGREEMENT


         THIS RECAPITALIZATION AGREEMENT (this Agreement") is made and entered into as of the 13th day of July, 1999, by and among HMTF/CC Investments, L.P., a Texas limited partnership ("Newco"), Courtesy Corporation, an Illinois corporation ("Courtesy"), Creative Packaging Corp., an Illinois corporation ("Creative"), Courtesy Sales Corp., an Illinois corporation ("Courtesy Sales" and, together with Courtesy and Creative, the "Companies"), and the undersigned shareholders of the Companies (each, a "Shareholder" and, collectively, the "Shareholders").

                                   RECITALS:

         WHEREAS, immediately prior to the consummation of the Recapitalization (as hereinafter defined), (i) the shareholders of Creative and Courtesy Sales will convey all outstanding shares of capital stock of Creative and Courtesy Sales in consideration of shares of capital stock of Courtesy on the terms and conditions set forth in Sections 1.1 and 1.2 of this Agreement; (ii) following such exchanges, Courtesy will amend its articles of incorporation and recapitalize its outstanding capital stock in the manner specified in Section
1.3 of this Agreement; (iii) Courtesy will file the appropriate statement with the Secretary of State of the State of Illinois establishing and designating the series, and fixing and determining the relative rights and preferences of the New Courtesy Preferred Stock (as hereinafter defined), as set forth in
Section 1.4; and (iv) Courtesy will organize a new wholly-owned subsidiary corporation under the laws of the State of Illinois and will contribute all or substantially all of its assets and liabilities to such corporation, as set forth in Section 1.5 of this Agreement (collectively, the "Reorganization Transactions");

         WHEREAS, immediately after the consummation of the Reorganization Transactions contemplated by Sections 1.1 and 1.2 and the amendment of the articles of incorporation of Courtesy contemplated by Section 1.3, the Shareholders will own all of the issued and outstanding shares of common stock, par value $.01 per share, of Courtesy ("New Courtesy Common Stock");

         WHEREAS, following consummation of the Reorganization Transactions, the Shareholders desire to sell to Courtesy, and Courtesy desires to purchase from the Shareholders, 78 million shares of New Courtesy Common Stock owned by the Shareholders (the "Redemption");

         WHEREAS, following consummation of the Reorganization Transactions, certain of the Shareholders will retain 42 million shares of New Courtesy Common Stock; and

         WHEREAS, contemporaneously with the Redemption, Courtesy desires to issue and sell to Newco, and Newco desires to purchase from Courtesy (the "Purchase" and, together with the Redemption, the "Recapitalization"), 78 million shares of New Courtesy Preferred Stock (the "Newly Issued Shares").

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                        THE REORGANIZATION TRANSACTIONS

         1.1 Creative Exchange. On the Closing Date (as hereinafter defined) and immediately prior to the consummation of the Recapitalization, each of the shareholders of Creative shall convey all right, title and interest in the shares of Common Stock, no par value, of Creative held by such shareholder, all as identified on Schedule 1.1 hereto, free and clear of all Encumbrances (as hereinafter defined), to Courtesy, and in consideration therefor, Courtesy shall issue to each such shareholder the number of shares of Class A Voting Common Stock, no par value, of Courtesy and the specific stock certificates representing such shares set forth opposite the name of such shareholder on
Schedule 1.1 hereto, all of which shares shall be duly authorized, validly issued, fully paid and nonassessable. As a consequence of such exchange, Creative will become a wholly-owned subsidiary of Courtesy.

         1.2 Courtesy Sales Exchange. On the Closing Date and immediately prior to the consummation of the Recapitalization, each of the shareholders of Courtesy Sales shall convey all right, title and interest in the shares of Common Stock, no par value, of Courtesy Sales held by such shareholder, all as identified on Schedule 1.2 hereto, free and clear of all Encumbrances, to Courtesy, and in consideration therefor, Courtesy shall issue to each such shareholder the number of shares of Class A Voting Common Stock, no par value, of Courtesy and the specific stock certificates representing such shares set forth opposite the name of such shareholder on Schedule 1.2 hereto, all of which shares shall be duly authorized, validly issued, fully paid and nonassessable. As a consequence of such exchange, Courtesy Sales will become a wholly-owned subsidiary of Courtesy.

         1.3 Amendment of Articles, Bylaws and Recapitalization. Following consummation of the share exchanges contemplated by Sections 1.1 and 1.2 hereof, the articles of incorporation of Courtesy shall be amended in accordance with the applicable provisions of the Illinois Business Corporation Act (the "IBCA") as set forth in Annex A hereto (the "Amended Articles"), the bylaws of Courtesy shall be amended as set forth in Annex B hereto and each outstanding share of Class A Voting Common Stock, no par value, and Class B Non-voting Common Stock, no par value, of Courtesy shall be recapitalized as 1,544.0367 shares of New Courtesy Common Stock, in accordance with such amendment. The name of Courtesy shall be changed to LLS Corp. under the terms of the Amended Articles.

         1.4 Statement of New Courtesy Preferred Stock. Immediately prior to the consummation of the Recapitalization, Courtesy shall file the statement attached hereto as Annex C with the Secretary of State of the State of Illinois, in accordance with the applicable provisions of the IBCA, establishing and designating the series, and fixing and determining the relative rights and preferences of the Series A Convertible Preferred Stock, par value $.01 per share, of Courtesy (the "New Courtesy Preferred Stock").

         1.5 Subsidiary Contribution. Immediately prior to the consummation of the Recapitalization, Courtesy shall organize a new wholly-owned subsidiary corporation under the laws of the State of Illinois under the name Courtesy Corporation ("Courtesy Operating"). Courtesy shall contribute to Courtesy Operating all or substantially all of the pre-Recapitalization assets and liabilities of Courtesy.

                                   ARTICLE II

                              THE RECAPITALIZATION

         2.1 Purchase and Sale of Newly Issued Shares. Subject to the terms and conditions, and in reliance upon the representations, warranties and covenants, set forth in this Agreement, Courtesy agrees to sell the Newly Issued Shares to Newco, and Newco agrees to purchase the Newly Issued Shares from Courtesy, at the Closing.

         2.2 Purchase Price for Newly Issued Shares. The aggregate purchase price for the Newly Issued Shares shall be $78 million. The purchase price for each share of New Courtesy Preferred Stock purchased pursuant to this Section
2.2 shall be equal to $1.00. Newco shall have the right to assign its right to purchase Newly Issued Shares (but not its obligation to do so) to an affiliated third party or parties.

         2.3 Courtesy Purchase. Subject to the terms and conditions, and in reliance upon the representations, warranties and covenants, set forth in this Agreement, each Shareholder agrees to sell to Courtesy, at the Closing (as hereinafter defined), and Courtesy agrees to purchase from such Shareholder, at the Closing, the aggregate number of shares of New Courtesy Common Stock evidenced by the specific stock certificates representing such shares identified on Schedule 2.3 hereto opposite the name of such Shareholder (each share, a "Repurchased Share"), which shall be equal to the number of shares of New Courtesy Common Stock held by such Shareholder less the number of retained shares of New Courtesy Common Stock identified on Schedule 2.3 hereto opposite the name of such Shareholder (each share, a "Continuing Share").

         2.4 Purchase Price for Purchased Shares. The purchase price (the "Repurchase Price") for the Repurchased Shares held by each Shareholder shall be equal to the Per Share Consideration (as hereinafter defined) multiplied by the number of shares of New Courtesy Common Stock held by such Shareholder less the Aggregate Share Value (as hereinafter defined) of the Continuing Shares retained by such Shareholder. The "Per Share Consideration" shall be equal to the quotient (expressed in U.S. dollars) obtained by dividing (i) $353 million, less the amount necessary to discharge in full at Closing all outstanding Indebtedness of the Companies (including, without limitation, interest, charges, fees and penalties, including prepayment penalties, payable in respect of the repayment of such Indebtedness at Closing), plus the book cash balance of the Companies at Closing, by (ii) 308,807,342 representing the number of shares of New Courtesy Common Stock that will be issued and outstanding immediately prior to the consummation of the Recapitalization. For purposes of this Section 2.4, "Indebtedness" means, all indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or other similar instruments, all capitalized lease obligations, and all other such indebtedness of third parties which is either guaranteed by the Companies or secured by the assets of the Companies. For purposes of this Section 2.4, "Aggregate Share Value" means the aggregate number of Continuing Shares retained by such Shareholder valued at $1.00 per share. The Repurchase Price shall be payable in accordance with
Section 2.6(b)(iv) and (v) hereof.

     2.5 Designation of Representative; Indemnification of Representative.


                  (a) Each Shareholder hereby designates Walter J. Kreiseder and Gerald J. Sommers, jointly and acting in unison, as representatives (the "Representatives") to act on behalf of such Shareholder as contemplated or provided herein. Newco and the Companies shall be entitled to rely upon instructions from the Representatives with respect to the payment of the Per Share Consideration as provided for in Section 2.3 hereof, and none of Newco or the Companies shall be liable for any acts or omissions of the Representatives in connection with the performance by the Representatives of their obligations hereunder. Each Shareholder hereby appoints the Representatives as his, her or its agent for purposes of the preceding sentence. The Representatives are hereby instructed to pay all costs, fees, expenses and Liabilities (as hereinafter defined) of the Shareholders hereunder, which amounts shall include any professional fees and expenses which the Representatives reasonably determine to be necessary or advisable ("Costs"), and, if in the reasonable judgment of the Representatives a reserve for future Costs is necessary or appropriate, to establish an appropriate reserve for such Costs and place an amount in cash equal to any such reserve(s) in an interest-bearing account for the benefit of the Shareholders to meet future Costs (the "Reserve"). At such time as the Representatives have determined in their reasonable discretion that there is no longer any need for the Reserve, the Representatives shall distribute any amounts remaining in the Reserve to the Shareholders, pro rata in accordance with the Shareholders' relative ownership of New Courtesy Common Stock immediately prior to the consummation of the Recapitalization as set forth on Schedule 3.3(c)(ii) hereto. As used herein, "Liabilities" shall mean all debts, obligations, guaranties and other liabilities of a Person (as hereinafter defined) (whether absolute, accrued, contingent, fixed, known or unknown or otherwise, or whether due or to become due).

                  (b) Each Shareholder hereby designates the Representatives, jointly and acting in unison, to act on behalf of such Shareholder as contemplated or provided in the Escrow Agreement (as hereinafter defined). Newco, Courtesy and the Escrow Agent (as hereinafter defined) shall be entitled to rely upon instructions and notices from the Representatives with respect to the Escrow Agreement and none of Newco, Courtesy or the Escrow Agent shall be liable for any acts or omissions of the Representatives in connection with the performance by the Representatives of their obligations under the Escrow Agreement.

                  (c) To the fullest extent permitted by law, the Shareholders, pro rata in proportion to the number of shares of New Courtesy Common Stock owned by each Shareholder immediately prior to the consummation of the Recapitalization, shall indemnify and hold harmless the Representatives and their agents and representatives from and against any and all losses, damages and expenses (including, without limitation, reasonable attorneys' fees and expenses), amounts paid in settlement, court costs and other expenses of litigation (collectively, "Damages") to the extent relating to, resulting from or arising out of any act or omission of the Representatives acting in such capacity under this Agreement or any instrument or other document delivered pursuant to this Agreement. Each Shareholder hereby expressly agrees that any such Damages incurred by the Representatives may be withheld by the Representatives from the Per Share Consideration, including any Escrowed Funds remaining in escrow on the date of termination of the Escrow Agreement, prior to the distribution to the Shareholders thereof.

                  (d) By execution of this Agreement, each Shareholder hereby appoints the Representatives, jointly and acting in unison, his, her or its attorney-in-fact to act on such Shareholder's behalf and to take such actions and exercise such discretion as is required of the Representatives pursuant to the terms of this Agreement and the Escrow Agreement, including, without limitation, the following:

                           (i) to receive, hold and deliver to Courtesy the
                  Share Certificates (as hereinafter defined) and any other documents relating thereto;

                           (ii) to execute, acknowledge, deliver, record and
                  file all ancillary agreements, certificates and documents which the Representatives or the Shareholders deem necessary or appropriate in connection with the consummation of the transactions contemplated by the terms and provisions of this Agreement or the Escrow Agreement, including, without limitation, any amendments to this Agreement which change the economics of this Agreement or otherwise;

                           (iii) to receive any payments or notices due under
                  this Agreement or the Escrow Agreement and to acknowledge receipt for such payments or notices;

                           (iv) to waive any breach or default under this
                  Agreement or the Escrow Agreement, or to waive any condition precedent to the Closing;

                           (v) to terminate this Agreement or the Escrow
                  Agreement;

                           (vi) to receive service of process in connection
                  with any claims under this Agreement or the Escrow Agreement;

                           (vii) to amend the Escrow Agreement and to defend
                  and settle any claims arising thereunder and to take any such actions with respect to the Escrowed Funds as deemed necessary or appropriate; and

                           (viii) to receive, hold and deliver to Courtesy or
                  Newco any documents relating to clause (vii) on behalf of the Shareholders.

         2.6 Closing.

                  (a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article IX hereof, and subject to the satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., Chicago, Illinois time, on the fifth business day following satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof (the "Closing Date"), at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Chicago, Illinois 60661-3693, unless another date (in which case such date shall be the Closing Date for all purposes hereof), time or place is agreed to in writing by the Representatives and Newco.

                  (b) The closings of the Reorganization Transactions will occur immediately prior to the closing of the Recapitalization, subject to all the terms and conditions of this Agreement. The consummation of the Recapitalization will occur in the sequence set forth below:

                           (i) Newco will (x) pay to Courtesy an amount equal to
                  $78 million by wire transfer of immediately available funds to such account or accounts as Courtesy specifies to Newco in writing at least three business days before the Closing Date and (y) deliver to Courtesy such documents and instruments as are required to be delivered to Courtesy by Newco under the terms of this Agreement.

                           (ii) Courtesy will deliver to Newco a certificate or
                  certificates representing the Newly Issued Shares.

                           (iii) The Representatives will (x) surrender to
                  Courtesy the certificates representing all of the Repurchased Shares (the "Share Certificates"), accompanied by stock powers duly endorsed in blank, and (y) deliver such other documents and instruments as are required to be delivered to Courtesy by the Shareholders under the terms of this Agreement.

                           (iv) Courtesy will pay and deliver to the
                  Shareholders, by wire transfer of immediately available funds to such account or accounts as the Representatives specify to Courtesy in writing at least three business days before the Closing Date, an amount equal to the Repurchase Price less the Escrowed Funds.

                           (v) Courtesy will (x) pay and deliver to American
                  National Bank & Trust Company, as escrow agent (the "Escrow Agent"), by wire transfer of immediately available funds to such account or accounts as the Escrow Agent specifies to Courtesy in writing at least three business days before the Closing Date, an amount equal to $20,000,000 (the "Escrowed Funds"), to be held and distributed by the Escrow Agent pursuant to the terms of the Escrow Agreement in substantially the form attached hereto as Annex D (the "Escrow Agreement"), to be executed by and among Courtesy, Newco, the Representatives (on behalf of the Shareholders), and the Escrow Agent and (y) deliver to the Escrow Agent such documents and instruments as are required to be delivered to the Escrow Agent by Courtesy under the terms of this Agreement.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF THE
                         COMPANIES AND THE SHAREHOLDERS

         The Companies and the Shareholders make the following representations and warranties to Newco, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Newco:

         3.1 Corporate Organization.

                  (a) Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, leases or operates and to carry on its business as presently conducted or proposed to be conducted pursuant to existing plans. Each of the Companies is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions set forth on Schedule 3.1(a) attached hereto, which are the only jurisdictions where such qualification is required by reason of the nature or location of the properties and assets owned, leased or operated by it or the business conducted by it, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined). Each of the Companies has made available to Newco complete and correct copies of such corporation's Articles of Incorporation, as amended to date (certified by the competent authority of the state of incorporation of such corporation within 30 days of the date hereof), and its Bylaws, as amended to date (certified by the Secretary of such corporation within 30 days of the date hereof).

                  (b) Prior to the Reorganization Transactions, the Companies have no subsidiaries and do not own, of record or beneficially, directly or indirectly, any equity or other proprietary interest, or possess the right to acquire any such interest, contingent or otherwise, in any other corporation, partnership, joint venture, limited liability company, business enterprise or other entity (together with natural persons, "Persons").

         3.2 Authority; Absence of Conflicts.

                  (a) The Companies have full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of the Companies and the Shareholders, and no other corporate actions on the part of the Companies are necessary to authorize and approve the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Companies and, assuming this Agreement constitutes a valid and binding obligation of Newco, constitutes the valid and binding obligation of the Companies, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

                  (b) The Shareholders have full legal capacity to execute and deliver this Agreement and to perform the obligations of the Shareholders hereunder. This Agreement has been duly and validly executed and delivered by the Shareholders and, assuming this Agreement constitutes a valid and binding obligation of Newco, constitutes a valid and binding obligation of the Shareholders, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

                  (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (i) conflict with or result in a breach of the Articles of Incorporation or Bylaws of any of the Companies, as amended, nor (ii) except as set forth on Schedule 3.14(c) hereto, violate, conflict with or result in a breach of or default (or any event which with the lapse of time or the giving of notice or both would constitute an event of default) under any of the terms, conditions or provisions of any Material Contract (as defined in Section 3.14) nor (iii) except as set forth on Schedule 3.14(c) hereto, accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any Material Contract or in or with respect to the business or assets of any of the Companies, nor (iv) result in the creation of any Encumbrance (as hereinafter defined) on the assets, capital stock or properties of any of the Companies, nor (v) conflict with, violate or result in a breach of or constitute a default under any law, statute, rule, judgment, order, decree, injunction, ruling or regulation of any government, governmental agency, authority or instrumentality, court or arbitration tribunal (each, a "Governmental Entity") to which any of the Companies or any of their respective assets or properties are subject, nor (vi) require any of the Companies to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any third party, including, without limitation, any Governmental Entity, unless such failure to notify, obtain, or make would not have a Material Adverse Effect.

         3.3 Outstanding Capital Stock; Title to Shares.

                  (a) As of the date hereof, (i) the authorized capital stock of Courtesy consists of 10,000 shares of Class A Voting Common Stock, no par value, of which 5,000 shares are issued and outstanding, and 30,000 shares of Class B Non-voting Common Stock, no par value, of which 15,000 shares are issued and outstanding, (ii) the authorized capital stock of Creative consists of 1,000 shares of Common Stock, no par value, of which 888.8888 shares are issued and outstanding, and (iii) the authorized capital stock of Courtesy Sales consists of 10,000 shares of Common Stock, no par value, of which 100 shares are issued and outstanding. No other class of capital stock of any of the Companies is authorized or outstanding. All of the issued and outstanding shares of capital stock of each of the Companies have been duly authorized and are validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any preemptive rights of shareholders.

                  (b) Immediately following the consummation of the Reorganization Transactions, the authorized capital stock of Courtesy shall consist of (i) 450 million shares of Common Stock, par value $.01 per share, of which 308,807,342 shares will be issued and outstanding immediately prior to the consummation of the Recapitalization, (ii) 50 million shares of Class A Common Stock, par value $.01 per share ("New Courtesy Class A Common Stock"), of which no shares will be issued and outstanding immediately prior to the consummation of the Recapitalization, and (iii) 100 million shares of Preferred Stock, par value $.01 per share, of which no shares will be issued and outstanding immediately prior to the consummation of the Recapitalization.

                  (c) As of the date hereof, the Shareholders are the holders of record and own beneficially that number of shares of capital stock of the Companies set forth opposite their respective names on Schedule 3.3(c)(i) hereto, free and clear of any Encumbrances. Following the consummation of the Reorganization Transactions and prior to the consummation of the Recapitalization, the Shareholders will be the holders of record and will own beneficially that number of shares of New Courtesy Common Stock set forth opposite their respective names on Schedule 3.3(c)(ii) hereto, free and clear of any Encumbrances. Except as set forth on Schedule 3.3(c)(iii), none of the Shareholders is a party to any voting trust, proxy or other agreement or understanding (including, without limitation, options or rights of first refusal) with respect to the voting, purchase, sale or other disposition of any shares of capital stock of the Companies or any interest therein which will remain in force or effect after the Closing.

                  (d) Except as contemplated by the express terms of this Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Companies or any Shareholder any shares of the capital stock or any other security of the Companies, and there is no outstanding security of any kind convertible into such capital stock or other security.

         3.4 Financial Statements. Schedule 3.4 hereto sets forth the following financial statements:

                  (a) The combined unaudited balance sheets of the Companies as of March 31, 1999 ("Interim Balance Sheet"), and the related combined unaudited statements of income, retained earnings and cash flows for the six months then ended (collectively the "Interim Financial Statements"); and

                  (b) The combined audited balance sheets of Courtesy and Creative as of September 30, 1996 and September 30, 1997 and the combined audited balance sheets of the Companies as of September 30, 1998, and the related combined audited statements of income, retained earnings and cash flows for the years then ended, and the notes thereto (such audited financial statements and Interim Financial Statements being hereinafter referred to as the "Financial Statements").

The Financial Statements (i) fairly present in all material respects the financial position, results of operations and cash flows of the Companies for the respective periods stated therein, (ii) have been prepared from and are consistent in all material respects with the books and records of the Companies, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the relevant periods ("GAAP"), except as set forth on Schedule 3.4(iii) hereto.

         3.5 Absence of Undisclosed Liabilities. Except as set forth on
Schedule 3.5 hereto, the Companies do not have any Liabilities or obligations of any nature, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether arising out of transactions entered into or any condition or state of facts existing on or prior to the date hereof, which would in accordance with GAAP be required to be reflected on, or disclosed in the notes to, a balance sheet, other than (a) Liabilities and obligations set forth on the Interim Balance Sheet and (b) Liabilities and obligations which have arisen after the date of the Interim Balance Sheet in the ordinary course of business consistent with past practice, all of which are accurately and fairly reflected in the books and records of the Companies and which will not, individually or in the aggregate, have a Material Adverse Effect.

         3.6 Absence of Material Adverse Changes. Except as set forth on
Schedule 3.6 hereto, since the date of the Interim Balance Sheet, each of the Companies has carried on its business in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, except as set forth on Schedule 3.6 hereto and as otherwise contemplated by this Agreement, since the date of the Interim Balance Sheet, the Companies have not:

                  (a) discharged or satisfied any Encumbrance, or paid any obligation or Liability, absolute, accrued, contingent, or otherwise, whether due or to become due, other than obligations or Liabilities incurred in the ordinary course of the Companies' business;

                  (b) suffered any damage, destruction or loss of physical property or goods resulting in costs or expenses to the Companies in excess of $50,000, whether or not covered by insurance;

                  (c) mortgaged, pledged or subjected to any lien, charge or other Encumbrance any of their assets, tangible or intangible, except for Permitted Liens (as hereinafter defined);

                  (d) sold or transferred any of their assets or cancelled or compromised any of their debts, except, in each such case, in the ordinary course of business and consistent with past practice, or waived any claims or rights of a material nature;

                  (e) leased, licensed or granted to any Person any rights in any of their assets or properties except in the ordinary course of business;

                  (f) experienced any material adverse change in their financial condition, results of operations, cash flows, assets, Liabilities, businesses, prospects, or operations;

                  (g) received notice of any adverse change in their relationship with any of their employees, salesmen, distributors, or independent contractors, unless such change has not had or will not have a Material Adverse Effect;

                  (h) made any capital expenditures or capital additions or betterments in excess of an aggregate of $1,000,000;

                  (i) revalued any of their assets;

                  (j) entered into any material transaction, contract or commitment of a kind required to be disclosed on one of the Schedules attached hereto, except as disclosed on one of the Schedules hereto;

                  (k) made any change in any financial or tax accounting method, principle or practice or in their method of applying any such principle or practice;

                  (l) made any distributions (however characterized and whether payable in cash or additional shares of stock) in respect of any shares of their capital stock or declared or paid any dividends in a manner inconsistent with the Companies' customary practices with respect to dividends;

                  (m) repurchased or redeemed any shares of their capital stock;

                  (n) issued any additional shares of their capital stock or granted any options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of their capital stock;

                  (o) increased the base compensation of any officer, director or employee of the Companies ("Employee") other than increases that were made in the ordinary and usual course of business;

                  (p) provided any Employee with any increased security or tenure of employment;

                  (q) increased the amounts payable to any Employee upon the termination of any such person's employment;

                  (r) adopted, amended, or revised the terms of any Benefit Plan (as hereinafter defined) with respect to the benefits granted to or for the benefit of any of the present or former Employees thereunder, other than as required by law; or

                  (s) entered into any agreement to do any of the foregoing.

         3.7 Real Property.

                  (a) Schedule 3.7(a) hereto sets forth a complete list of (i) the real property owned in fee by the Companies (the "Owned Real Property") and
(ii) all real property leased by the Companies (the "Leased Real Property") (the Owned Real Property, the Leased Real Property and all other rights or interests of the Companies in real property (the "Other Real Property Interests") are collectively referred to herein as the "Real Property"). The Companies have made available to Newco true and correct copies of all leases, subleases, abstracts of title, surveys, title opinions and title insurance policies in the Companies' possession relating to all of the Real Property. None of the Real Property reflected in the Interim Balance Sheet has been disposed of, and no Real Property has been acquired by the Companies since the date of the Interim Balance Sheet.

                  (b) Except for (i) liens disclosed on Schedule 3.7(b) hereto,
(ii) liens for current Taxes (as hereinafter defined) not yet delinquent, (iii) covenants, conditions and restrictions of record, none of which materially impairs the use of such property in the manner currently used or impairs the ability of the Companies to deliver good title to such Real Property, and (iv) any mechanic's, workmen's, repairmen's, materialmen's, contractor's, warehousemen's, carrier's, supplier's or vendor's lien, if payment is not yet due on the underlying obligation (the "Permitted Liens"), the Companies have good title in fee simple to all Owned Real Property, and a valid leasehold interest in all Leased Real Property, free and clear of any mortgage, pledge, security interest, lien, claim, charge, conditional sales contract, restriction, reservation, option, right of first refusal, or other encumbrance of any nature whatsoever (collectively, "Encumbrances"). Except as set forth on
Schedule 3.7(b), the Companies have good title to all structures, plants, leasehold improvements, systems, fixtures and other property located on or about any of the Leased Real Property which are owned by the Companies, as reflected in the

Interim Balance Sheet, free and clear of any Encumbrances except for Permitted Liens, and none of such assets is subject to any agreement, arrangement or understanding for its use by any Person other than the Companies.

                  (c) Each of the leases and subleases relating to the Leased Real Property is in full force and effect, there is no material default by the Companies (or to the knowledge of the Companies and the Shareholders, by the lessor) under any such lease or sublease, and each such lease and sublease will remain in full force and effect following the Closing without any modification in the rights or obligations of the parties under any such lease or sublease. As used herein, the phrase "to the knowledge of the Companies and the Shareholders" means the knowledge, after due inquiry of the heads of human resources, purchasing and each manufacturing facility, of Walter J. Kreiseder, Gerald J. Sommers, James M. Beck and Dennis Greenberg.

                  (d) Except as set forth on Schedule 3.7(d) hereto, no work has been performed on or with respect to or in connection with any of the Real Property that would cause such Real Property to become subject to any additional mechanic's, materialmen's, workmen's, repairmen's, carrier's or similar lien aggregating in excess of $250,000.

                  (e) To the knowledge of the Companies and the Shareholders, the structures, plants, improvements, systems and fixtures (including, without limitation, storage tanks or other impoundment vessels, whether above or below ground) located on each parcel of Real Property comply in all material respects with all federal, state and local laws, ordinances, rules, regulations and similar governmental and regulatory requirements, and are in good operating condition and repair, ordinary wear and tear excepted. Each such parcel of Real Property (in view of the purposes for which it is currently used) conforms in all material respects with all covenants or restrictions of record and conforms with all applicable building codes and zoning requirements and there is not, to the knowledge of the Companies and the Shareholders, any proposed change in any such governmental or regulatory requirements or in any such zoning requirements. To the knowledge of the Companies and the Shareholders, all existing electrical, plumbing, fire sprinkler, lighting, air conditioning, heating, ventilation, elevator and other mechanical systems located in or about the Real Property are in good operating condition and repair, ordinary wear and tear excepted.

                  (f) The Other Real Property Interests include all material easements, rights-of-way and similar rights necessary to conduct the Companies' business as presently conducted and to use all of their Real Property as currently used, including, without limitation, easements and licenses for pipelines, power lines, water lines, roadways and other access. All such material easements and rights are valid, binding in favor of the Companies and in full force and effect; any amounts due and payable thereon to date have been paid or have been fully accrued for in the Interim Balance Sheet or in the books and records of the Companies for periods after the date of the Interim Balance Sheet, as applicable; neither the Companies nor (to the knowledge of the Companies and the Shareholders) any other party thereto is in default thereunder; and there exists no event or condition affecting the Companies or (to the knowledge of the Companies and the Shareholders) any other party thereto, which, with the passage of time or notice or both, would constitute a default thereunder. No such material easement or right will be breached by, nor will any party thereto be given a right of termination as a result of, the transactions contemplated by this Agreement.

         3.8 Tangible Personal Property.

                  (a) The Companies have good title to all machinery and equipment, tools, spare and maintenance parts, furniture, vehicles and all other tangible personal property (collectively, the "Tangible Personal Property") owned by the Companies, free and clear of any Encumbrance of any kind or nature whatsoever, except as set forth on Schedule 3.8(a)(i) hereto and except for Permitted Liens. To the knowledge of the Companies and the Shareholders, all material items of Tangible Personal Property currently owned or used by the Companies as of the date hereof are in good operating condition and repair, ordinary wear and tear excepted, are physically located at or about the Companies' places of business and are owned outright by the Companies or validly leased. Except as set forth on Schedule 3.8(a)(i) hereto, the owned and leased Tangible Personal Property consists of all tangible personal property necessary for the operation of the business of the Companies as currently conducted or as currently contemplated to be conducted. None of the Tangible Personal Property is subject to any agreement, arrangement or understanding for its use by any Person other than the Companies. The maintenance and operation of the Tangible Personal Property complies in all material respects with all applicable laws, regulations, ordinances, contractual commitments and obligations. Except as set forth on Schedule 3.8(a)(ii), no item of Tangible Personal Property owned or used by the Companies as of the date hereof is subject to any conditional sale agreement, installment sale agreement or title retention or security agreement or arrangement of any kind.

                  (b) Schedule 3.8(b) hereto sets forth a complete and correct list of all material Tangible Personal Property leases to which the Companies are a party, together with a brief description of the property leased. The Companies have made available to Newco complete and correct copies of each lease (and any amendments thereto) listed on Schedule 3.8(b). Except as set forth on Schedule 3.8(b): (i) each such lease is in full force and effect; (ii) all lease payments due to date on any such lease have been paid, and neither the Companies nor (to the knowledge of the Companies and the Shareholders) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Companies or (to the knowledge of the Companies and the Shareholders) any other party under such lease; and (iii) to the knowledge of the Companies and the Shareholders, there are no defaults alleged against the Companies by any other party with respect to any such lease.

                  (c) Schedule 3.8(c) hereto sets forth a list of all property and equipment, including the Krauss Maffei presses, owned by the Companies, the purchase price of which is due more than six months following the delivery of such property or equipment to the Companies or otherwise placing possession and ownership with the Companies.

         3.9 Accounts Receivable. The accounts receivable and notes receivable (collectively, the "Accounts Receivable") reflected on the Interim Balance Sheet are, and the Accounts Receivable of the Companies created from and after the date of the Interim Balance Sheet to the Closing Date will be, free and clear of any Encumbrance. Except as set forth on Schedule 3.9, all existing Accounts Receivable of the Companies (i) arose from bona fide sales of goods or services in the ordinary course of business and consistent with past practice,
(ii) are accurately and fairly reflected on the Interim Balance Sheet or, with respect to Accounts Receivable of the Companies created after the date thereof and through the date of this Agreement, are accurately and fairly reflected in the books and records of the Companies, and (iii) are valid and collectible, net of the reserve for uncollectible accounts reflected on the Interim Balance Sheet, and there is no contest, claim or right of set-off asserted by any maker of any such Account Receivable relating to the amount or validity thereof.

         3.10 Accounts Payable. Except as set forth on Schedule 3.10 hereto, all accounts payable of the Companies (i) arose from bona fide purchases in the ordinary course of business and consistent with past practice, and (ii) are accurately and fairly reflected on the Interim Balance Sheet or, with respect to accounts payable of the Companies created after the date thereof and through the date hereof, are accurately and fairly reflected in the books and records of the Companies consistent with past practices.

         3.11 Inventory. Except as set forth on Schedule 3.11(a), the inventory of the Companies, including, without limitation, raw materials, work in progress and finished goods, consists only of items of a quality and quantity useful or saleable in the ordinary course of business of the Companies. The inventories as reflected on the Interim Balance Sheet are valued at the lower of cost (determined by the FIFO method of accounting) or market value. The inventory on hand on the date of this Agreement (and on the Closing Date) was (or will be) purchased at prices and in quantities consistent with the Companies' past practices and in the ordinary course of business. Schedule 3.11(b) hereto sets forth a list of each location of inventory of the Companies, and a list of any agreements, including processing agreements and consignment agreements, applicable to such inventory.

         3.12 Backlog. All outstanding customer purchase orders for products of the Companies have been entered at prices and upon terms and conditions consistent with the past practices of the Companies, and the completion of such orders will not, to the knowledge of the Companies and the Shareholders, have a Material Adverse Effect.

         3.13 Computer Software. All computer software programs (excluding noncustomized computer software available to the Companies on an over-the-counter basis through normal commercial channels) used by the Companies in the conduct of their business are owned or licensed by the Companies free and clear of Encumbrances, except for Permitted Liens, and do not, to the knowledge of the Companies and the Shareholders, infringe any copyright, trade secret, or trademark of any other Person.

         3.14 Material and Affiliated Contracts.

                  (a) Except as set forth on Schedule 3.14(a) hereto, the Companies are not parties to, or subject to:

                           (i) any contract, arrangement or understanding, or
                  series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Companies of more than $500,000 or which provides for performance, regardless of amounts, over a period in excess of one year after the date of such contract, arrangement or commitment;

                           (ii) any license agreement, whether as licensor or
                  licensee;

                           (iii) any agreement with suppliers or customers for
                  discounts or allowances;

                           (iv) any note, bond, indenture, credit facility,
                  mortgage, security agreement or other instrument or document relating to or evidencing indebtedness for money borrowed or a security interest in or mortgage on the assets of the Companies;

                           (v) any warranty, indemnity or guaranty issued by
                  the Companies (other than customary product warranties provided by the Companies in the ordinary course of business, which will be provided to Newco pursuant to Section 3.21 hereof);

                           (vi) any contract, arrangement or understanding
                  granting to any Person the right to use any property or property right of the Companies, including any lease;

                           (vii) any contract, arrangement or understanding
                  restricting the right of the Companies to engage in any business activity or to compete with any business;

                           (viii) any joint venture contract;

                           (ix) any agreement granting to others the right to
                  manufacture or distribute products of the Companies;

                           (x) any other material contract, arrangement or
                  understanding not made in the ordinary course of business and consistent with past practice; or

                           (xi) any outstanding offer or commitment to enter
                  into any contract or arrangement of the nature described in subsections (i) through (x) of this Section 3.14(a).

                  (b) Schedule 3.14(b) hereto contains an accurate and complete list of all agreements, arrangements and understandings (including outstanding indebtedness) which are currently in effect between the Companies and any of the following and which involve a value of $50,000 or more: (i) each director and officer of the Companies; (ii) the spouses, children, grandchildren, siblings, parents, grandparents, uncles, aunts, nieces, nephews or first cousins of any director or officer of the Companies or their spouses (collectively, "near relatives"); (iii) any trust for the benefit of any director or officer of the Companies or any of their respective near relatives; and (iv) any corporation, partnership, joint venture or other entity owned or controlled by any director or officer of the Companies or any of their respective near relatives. (The contracts, arrangements and understandings described in Schedule 3.14(a) and
Schedule 3.14(b) are collectively referred to herein as "Material Contracts").

                  (c) The Companies have made available to Newco complete and correct copies of each written Material Contract (and any amendments thereto), and Schedule 3.14(a) and Schedule 3.14(b) contain accurate summary descriptions of all oral Material Contracts. Except as set forth on Schedule 3.14(c) hereto:
(i) each Material Contract is in full force and effect; (ii) neither the Companies nor, to the knowledge of the Companies and the Shareholders, any other party is in material default under any such contract, and no event has occurred which constitutes, or which with the lapse of time or the giving of notice or both would constitute, a material default by the Companies or, to the knowledge of the Companies and the Shareholders, by any other party under such contract; and (iii) to the knowledge of the Companies and the Shareholders, there are no defaults alleged against the Companies by any other party with respect to any such contract.

         3.15 Compliance with Laws. The Companies are complying and have complied in all material respects with all laws, statutes, rules, regulations, codes and ordinances applicable to their business, properties and operations, and have secured all material permits, authorizations and licenses issued by federal, state, local and foreign agencies and authorities, applicable to their business, properties and operations. Neither the Companies nor any Shareholder has received any notice alleging a failure to so comply or to secure such a permit, authorization or license nor, to the knowledge of the Companies and the Shareholders, is there any inquiry, investigation or proceeding relating thereto.

         3.16 Legal Proceedings. Except as set forth on Schedule 3.16 hereto, there are no suits, actions, proceedings (including, without limitation, arbitral and administrative proceedings), claims or governmental investigations or audits pending or, to the knowledge of the Companies and the Shareholders, threatened, against the Companies or their properties, assets or business, or pending or, to the knowledge of the Companies and the Shareholders, threatened, against, relating to or involving any of the officers, directors, Employees or agents of the Companies in connection with the business of the Companies. There are no such suits, actions, proceedings, claims, or investigations pending or, to the knowledge of the Companies and the Shareholders, threatened, challenging the validity or propriety of, or otherwise relating to or involving, this Agreement or the transactions contemplated hereby. Except as set forth on
Schedule 3.16, there is no judgment, order, writ, injunction, decree or award (whether issued by a court, an arbitrator, a governmental body or agency thereof or otherwise) to which any of the Companies is a party, or involving the property, assets or business of the Companies, which is unsatisfied or which requires continuing compliance therewith by the Companies.

         3.17 Ability to Conduct the Business. There is no agreement, arrangement or understanding to which any of the Companies is a party, nor any judgment, order, writ, injunction or decree of any court or any governmental body or agency thereof directed at any of the Companies or in which any of the Companies is named nor, to the knowledge of the Companies and the Shareholders, any other judgment, order, writ, injunction or decree, that could in any such case prevent the use by the Companies of their properties and assets or the conduct by the Companies of their business as of the date hereof.

         3.18 Labor Matters.

                  (a) No union or other labor organization is certified or recognized as collective bargaining agent to represent any Employees, and the Shareholders and the Companies have no knowledge of any demand for recognition, representation petition filed with the National Labor Relations Board or campaign currently in progress to seek representation with respect to any Employees. None of the Companies is a party to, the subject of, involved in or, to the knowledge of the Companies and the Shareholders, threatened by any labor dispute, unfair labor practice charge, strike, work stoppage, work slowdown, picketing, boycott, handbilling, or other concerted action by or on behalf of any Employees.

                  (b) Schedule 3.18(b) hereto sets forth the names of all directors and officers of the Companies (whether or not such persons are Employees or former Employees), together with the respective term of office and titles for each such person and all remuneration payable to any such officers and directors who are not Employees. The Companies have delivered to Newco a statement setting forth: (i) with respect to each officer or director of the Companies, such person's date of employment, the salary and commission terms of such person for calendar year 1998, the date and amount of such person's most recent salary increase, the amount of any bonuses or other cash compensation (other than regular salary or commissions) paid during calendar year 1998 to such person and (ii) with respect to all other Employees, their date of employment and salary for calendar year 1998.

                  (c) Except as set forth on Schedule 3.18(c) hereto, the Companies have properly accrued or reflected on the Interim Balance Sheet, and have accrued and will continue to accrue or reflect on their books and records through the Closing Date in accordance with past practice, all obligations for salaries, vacations, medical, severance and other benefits and other compensation of any kind with respect to their present and former Employees, to the extent required by GAAP, including, but not limited to, vacation pay, sick pay, medical, death and disability benefits, severance, bonuses, incentive, and pension, retirement, profit sharing or other types of deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. Except as set forth on Schedule 3.18(c), there are no outstanding loans from the Companies to any Employee except normal Employee advances in the ordinary course of business. Complete and correct copies of all written agreements with or concerning Employees and all employment policies of the Companies, and all amendments and supplements thereto, have been delivered to Newco, and a list of all such agreements and policies, whether written or oral, is set forth on Schedule 3.18(c).

                  (d) The Companies have not violated in any material respect any law, statute, rule, or regulation applicable with respect to Employees in any jurisdiction in which they operate and/or do business. In particular, the Companies have not violated in any material respect any federal, state or local law, statute, rule or regulation applicable to discriminatory employment practices (including, without limitation, discrimination based on race, age, disability, religion, national origin, sex or sexual preference), sexual harassment, workplace safety (including rules and regulations of the Occupational Safety and Health Administration), workers' compensation, unemployment compensation, disability insurance, payment of minimum wages and overtime rates, wage payment requirements, immigration, or otherwise relating to the conduct of employers with respect to employees or prospective employees. There have been no claims made or threatened thereunder against the Companies arising out of, relating to or alleging any violation of any of the foregoing, except for claims which are no longer pending or which are set forth on Schedule 3.18(d) hereto. The Companies have complied in all material respects with the employment eligibility verification requirements under the Immigration and Naturalization Act, as amended ("INA"), and the Companies have complied in all material respects with the paperwork provisions and anti-discrimination provisions of the INA. The Companies have obtained and maintained in all material respects the employee records and I-9 forms in proper order as required by law. The Companies are not, to the knowledge of the Shareholders and the Companies, currently employing any workers unauthorized to work in the United States in the positions in which they are employed.

         3.19 Employee Benefit Plans.

                  (a) For purposes of this Agreement, "Benefit Plan" means and includes (i) any "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), without regard to any exemption or exclusion therefrom under Department of Labor regulations, (ii) any employment, consulting, severance or other compensation agreement, (iii) any deferred compensation, stock ownership, executive compensation, bonus or other incentive compensation, supplemental retirement, vacation pay, sickness, disability, death benefit, retiree medical or life insurance, employee stock option or stock purchase, employee discount, club membership, educational assistance, Section 125 cafeteria, severance pay, termination or salary continuation plan, arrangement or practice (whether provided through insurance, on a funded or unfunded basis or otherwise), and
(iv) each other employee benefit plan, program or arrangement which relates to any of the Employees or former Employees or in respect of which the Companies have any Liability or obligation (contingent or otherwise).

                  (b) Schedule 3.19(b) sets forth a complete and correct list of all Benefit Plans.

                  (c) Except as set forth on Schedule 3.19(c), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment becoming due, or materially increase the amount of compensation due, to any Employee or former Employee, (ii) materially increase any benefits otherwise payable under any Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits. None of the payments made or to be made under any of the Benefit Plans shall constitute an excess parachute payment for purposes of Section 4999 of the Code (as hereinafter defined), on account of the transactions contemplated by this Agreement. None of the Benefit Plans is an employee pension benefit plan subject to Title IV of ERISA or to
Section 412 of the Code. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) and there are no other "welfare benefit funds" relating to Employees or former Employees within the meaning of Section 419 of the Code. With respect to each Benefit Plan, the Companies have made available to Newco complete and correct copies of the following documents, where applicable: (i) the annual reports (Form 5500 series), together with schedules, as required, filed with the Internal Revenue Service (the "IRS"), and any financial statements and opinions required by
Section 103(a)(3) of ERISA for the three most recent plan years, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, as well as all other material descriptions distributed to Employees or set forth in any manuals or other documents, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contract maintained in connection therewith, and (v) the most recent actuarial reports, if any, relating to the Benefit Plan.

                  (d) All contributions required to be made to or with respect to each Benefit Plan with respect to the service of Employees, former Employees or other individuals with the Companies prior to the date hereof have been made or have been accrued for in the Interim Balance Sheet or in the books and records of the Companies for periods after the date of the Interim Balance Sheet, as applicable. Each Benefit Plan intended to qualify under Section 401(a) of the Code so qualifies.

                  (e) Except as set forth on Schedule 3.19(e) hereto, each Benefit Plan has in all material respects been administered to date in accordance with the applicable provisions of ERISA, the Code and other applicable laws and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained, except as otherwise permitted by law; there is no dispute, arbitration, claim, suit, or grievance, pending or, to the knowledge of the Companies and the Shareholders, threatened, involving a Benefit Plan (other than routine claims for benefits), and, there is not, to the knowledge of the Companies and the Shareholders, any basis for such a claim; none of the Benefit Plans nor, to the knowledge of the Companies and the Shareholders, any fiduciary thereof (in such Person's capacity as such) has been the direct or indirect subject of an order of, or, to the knowledge of the Companies and the Shareholders, an investigation by, a governmental or quasi-governmental agency; and there are no matters pending as to which the Companies have received notice from the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other domestic or foreign governmental agency with respect to a Benefit Plan. No event or set of conditions exists which would subject the Companies to any material Tax under
Section 4972, 4974-76, 4979, 4980, 4980B, or 5000 of the Code.

                  (f) None of the Benefit Plans provide for post-retirement life insurance or health benefits coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or applicable state continuation coverage law, to the extent not covered by ERISA.

         3.20 Environmental Matters.

                  (a) Except as disclosed on Schedule 3.20 hereto:

                           (i) the Companies and their operations have been and
                  are, and the Real Property during the period that it is or was owned, operated or leased by or for the Companies is or was, in material compliance with all applicable Environmental Laws (as hereinafter defined) and the Companies have obtained, currently maintain and are in material compliance with any permit, authorization, license or similar approval required by Environmental Laws and neither the Companies nor the Shareholders are aware of any facts, circumstances or conditions that could reasonably be expected to interfere with such continued material compliance or require capital expenditures in excess of $50,000 to maintain such compliance;

                           (ii) no judicial or administrative proceedings are
                  pending or, to the knowledge of the Companies and the Shareholders, threatened, against the Companies or the Real Property as owned, operated or leased by or on behalf of the Companies, alleging the violation of or seeking to impose liability under or pursuant to any Environmental Law, and there are no investigations pending or, to the knowledge of the Companies and the Shareholders, threatened, under or pursuant to Environmental Laws against the Companies or the Real Property as owned, operated or leased by or on behalf of the Companies;

                           (iii) neither the Companies nor any Shareholder has
                  received any written notice or other communication indicating or otherwise alleging that any of the Companies is or could be liable for the cost of investigating, remediating or otherwise addressing Hazardous Material (as hereinafter defined) under Environmental Laws;

                           (iv) the Companies are not subject to any
                  outstanding Environmental Costs and Liabilities (as hereinafter defined) in excess of $50,000 and, there are not, to the knowledge of the Companies and the Shareholders, any facts, circumstances or conditions relating to, arising from, associated with or attributable to the operations of the Companies or any Real Property as owned, operated or leased by or on behalf of the Companies that could reasonably be expected to result in the Companies incurring Environmental Costs and Liabilities in excess of $50,000;

                           (v) there is not now, nor, to the knowledge of the
                  Companies and the Shareholders, has there been in the past, on, in or under any Real Property at the time owned, leased or operated by the Companies (x) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Material, (y) any asbestos-containing materials, or (z) any polychlorinated biphenyls; and

                           (vi) the Companies have not filed any notice under
                  Environmental Laws indicating past or present treatment, storage or disposal of hazardous wastes as defined under 40 C.F.R. Parts 260-270 or any state equivalent or reporting a Release (as hereinafter defined) of Hazardous Material.

                  (b) The Companies have made available to Newco with copies of all environmentally related audits, assessments, studies, reports, analyses, and results of investigations of any Real Property that are in the Companies' or any Shareholder's possession, custody or control.

                  (c) For purposes of this Agreement, the following terms have the following definitions:

                           (i) "Environmental Costs and Liabilities" means any
                  and all losses, Liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and remedial action) arising from or under any Environmental Law or any agreement with any Governmental Entity or other Person thereunder or pursuant thereto.

                           (ii) "Environmental Law" means any applicable
                  federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss. 6901 et seq., the Clean Water Act, 33 U.S.C.ss. 1251 et seq., the Clean Air Act, 33 U.S.C.ss. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss. 136 et seq., the Oil Pollution Act of 1990, 33 U.S.Css. 2701 et seq. and the Occupational Safety and Health Act, 29 U.S.C.ss. 651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

                           (iii) "Hazardous Material" means any substance,
                  material or waste that is regulated by any Governmental Entity as hazardous, toxic or words of similar meaning, including, without limitation, any material, substance or waste that is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, as well as petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

                           (iv) "Real Property", for purposes of this Section
                  3.20 only, means any real property currently or formerly owned, operated or leased by or for the Companies.

                           (v) "Release" means any release, spill, emission,
                  migration, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment.

         3.21 Products. The Companies have delivered to Newco copies of all standard and other warranties which are currently extended or which have previously been extended by the Companies with respect to products sold by the Companies and for which the Companies may have continuing Liability or obligations as of the date hereof. Except as disclosed on Schedule 3.21 hereto, there are no pending claims, and there is not, to the knowledge of the Companies and the Shareholders, any basis for any claims, based on defective products, violation of product warranties, violation of product packaging or labeling requirements or similar claims with respect to any products manufactured or sold by the Companies or delivered to customers on or prior to the date hereof ("Product Claims"), nor have the Companies or any Shareholder received any notice from any Person threatening any such claim. Except as disclosed on

Schedule 3.21 hereto, the Companies have not experienced any Product Claims for the three year period ended September 30, 1998 in an amount, individually or in the aggregate, in excess of $250,000.

         3.22 Tax Matters. Except as disclosed on Schedule 3.22 hereto:

                  (a) All material Tax Returns (as hereinafter defined) required to be filed by or with respect to the Companies have been timely filed. The Companies have timely paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to them. With respect to any period for which Taxes are not yet due, the Companies have made sufficient current accruals for all such Taxes in their financial statements (including the Interim Financial Statements). The Companies have made all required estimated Tax payments sufficient to avoid any underpayment penalties. The Companies have withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any Employee, creditor, independent contractor or other third party.

                  (b) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Companies for any taxable period, and no power of attorney granted by or with respect to the Companies relating to Taxes is currently in force. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Companies. No audit or other proceeding by any court, governmental or regulatory authority, or similar Person is pending or threatened in writing, in regard to any Taxes due from or with respect to the Companies or any Tax Return filed by or with respect to the Companies. No assessment of Taxes is proposed against the Companies or any of their assets.

                  (c) Except as set forth on Schedule 3.22(c) hereto, no consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Companies or any of their assets. The Companies have not agreed to make any adjustment pursuant to
Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Companies, nor has the IRS proposed any such changes in accounting method. None of the assets of the Companies is or will be required to be treated as being owned by any Person (other than the Companies) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

                  (d) The Companies are not party to, are not bound by, and have no obligation under, any Tax sharing agreement, Tax allocation agreement, Tax indemnity agreement, or any other similar contract.

                  (e) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Companies by reason of Section 280G of the Code.

                  (f) None of the Shareholders is a "foreign person" within the meaning of Section 1445(b)(2) of the Code.

                  (g) The Companies have no Liability for Taxes of any other corporation pursuant to Treasury Regulation Section 1.1502-6 or any similar or analogous state, local or foreign law.

                  (h) None of the Companies has been a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Recapitalization.

                  (i) Except as set forth on Schedule 3.22(i), no election under any of Sections 108, 168, 338, 441, 472, 1017, 1033 or 4977 of the Code
(or any predecessor provisions) is in effect with respect to the Companies,

                  (j) The Companies have made available complete copies of (i) all filed federal and state and any other material Tax Returns of the Companies relating to the taxable periods since September 30, 1995, (ii) any audit report issued within the last three years relating to Taxes due from or with respect to the Companies, their income, assets or operations, and (iii) any extensions of the statute of limitations with respect to any Taxes due from or with respect to the Companies, their income, assets or operations. All income and franchise Tax Returns filed by or on behalf of the Companies for the taxable years ended on the respective dates set forth on Schedule 3.22(j) hereto have been examined by the relevant taxing authority or the statute of limitations with respect to such Tax Returns has expired.

                  (k) Except as set forth on Schedule 3.22(k), since January 1, 1997, no claim has been made in writing addressed to the Companies or the Shareholders by a taxing authority in a jurisdiction where the Companies do not file Tax Returns asserting that any of the Companies is or may be subject to taxation in that jurisdiction.

                  (l) There are no Encumbrances as a result of any unpaid Taxes, other than Taxes not yet due and payable, upon any of the assets of the Companies.

                  (m) None of the Companies has been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes.

                  (n) "Taxes" shall mean all taxes, charges, fees, levies, duties and other similar governmental assessments, including, without limitation, (i) income, gross receipts, ad valorem, premium, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, medicare, and franchise taxes imposed by the United States of America, or by any state, local, or foreign government, or any subdivision, agency, or other similar Person of the United States or any such government and (ii) any interest, fines, penalties, assessments, reassessments, or additions to Taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof. "Tax Returns" shall mean reports, returns, and statements required to be supplied to a taxing authority in connection with Taxes. "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.

         3.23 Insurance. Schedule 3.23 hereto sets forth a complete and correct list and brief summary description of all insurance policies carried by, or covering, the Companies with respect to their business. Complete and correct copies of each such policy have been made available to Newco. All such policies are in full force and effect, and no notice of cancellation has been received with respect to any such policy. All premiums due thereon have been paid in a timely manner. Except as set forth on Schedule 3.23, there are no pending claims or, to the knowledge of the Companies and the Shareholders, threatened claims, under any of the Companies' insurance policies with respect to the Companies' property or assets.

         3.24 Minute Books; Stock Record Books. True and correct copies of the Companies' minute books and stock record books have been made available to Newco. The minute books of the Companies contain true and complete originals or copies of all minutes of meetings of and actions by the shareholders, Boards of Directors and all committees of the Boards of Directors of the Companies, and accurately reflect in all material respects all corporate actions of the Companies which are required by law to be passed upon by the Boards of Directors or shareholders of the Companies. The stock record books accurately reflect all transactions in shares of the Companies' capital stock.

         3.25 Brokers' or Finders' Fees. Except as set forth on Schedule 3.25 hereto, no agent, broker, investment banker, or other Person or firm acting on behalf of the Companies or the Shareholders is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from the Companies or any of the Shareholders in connection with any of the transactions contemplated by this Agreement.

         3.26 Material Customers and Suppliers.

                  (a) Schedule 3.26(a) hereto sets forth a complete and correct list of the ten largest customers of the Companies in terms of amounts invoiced to such customers during the fiscal year of the Companies ended September 30, 1998 (each, a "Material Customer"), showing the total amount invoiced to each such Material Customer for such period. Except as set forth and described on
Schedule 3.26(a), no Material Customer has given the Companies any notice terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect in the future, or otherwise reflecting an adverse change in, the business relationship between such customer and the Companies and there has not been any materially adverse change in the business relationship of the Companies with any such customer since January 1, 1999.

                  (b) Schedule 3.26(b) hereto sets forth a complete and correct list of the ten largest suppliers of the Companies in terms of amounts purchased from such suppliers during the fiscal year of the Companies ended September 30, 1998 (each, a "Material Supplier"), showing the total amount purchased from each such Material Supplier for such period. Schedule 3.26(b) also correctly identifies all current outstanding purchase orders of the Companies for goods or services with a value of $250,000 or more. Except as set forth on Schedule 3.26(b), no supplier identified on Schedule 3.26(b) has given the Companies any notice terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect in the future, or otherwise reflecting an adverse change in, the business relationship between such supplier and the Companies and there has not been any materially adverse change in the business relationship of the Companies with any such supplier since January 1, 1999.

         3.27 Bank Accounts; Powers of Attorney. Schedule 3.27 hereto sets forth a complete and correct list showing: (i) all banks in which the Companies maintain a bank account or safe deposit box (collectively, "Bank Accounts"), together with, as to each such Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (ii) the names of all persons holding powers of attorney from the Companies, true and correct copies thereof which have been delivered to Newco.

         3.28 Books and Records. Except as set forth on Schedule 3.28 hereto, all of the records, data, information, databases, systems and controls maintained, operated or used by the Companies in connection with the conduct or administration of their business (including all means of access thereto and therefrom) are located on the premises of the Companies and are under the exclusive ownership or direct control of the Companies.

         3.29 Intellectual Property Rights.

                  (a) As used herein, the term "Recorded Intellectual Property" shall mean domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.
Schedule 3.29(a) hereto sets forth all right, title and interest of the Companies in and to all of the Recorded Intellectual Property owned or used by the Companies in the operations of their businesses. Such Recorded Intellectual Property, together with copyrights, service marks, trade secrets, technical knowledge, know-how and other confidential proprietary information and related ownership, use and other rights, shall be collectively referred to hereinafter as the "Intellectual Property." Except as set forth on Schedule 3.29(a), the Companies have the right to use, free and clear of any claims or rights of others, all Intellectual Property owned or used by them in the operation of their business, and such use does not, to the knowledge of the Companies and the Shareholders, infringe on any patent, trademark, copyright, service mark or trade name, or misappropriate any other Intellectual Property, of others.

                  (b) The Companies own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Companies as presently conducted and as presently proposed to be conducted. Each material item of Intellectual Property owned or used by the Companies immediately prior to the Closing hereunder will be owned or available for use by the Companies immediately subsequent to the Closing hereunder. The Companies have taken all necessary or reasonable action to protect and preserve the confidentiality of all technical Intellectual Property not otherwise protected by patents, patent applications or copyright. Each employee of the Companies has executed a confidentiality agreement which included an agreement to assign to one of the Companies all rights to Intellectual Property originated or invented by such employee relating to the business of the Companies.

                  (c) Except as set forth on Schedule 3.29(c), to the knowledge of the Companies and the Shareholders, the Companies have not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Companies have not received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation, or violation. No third party has, to the knowledge of the Companies and the Shareholders, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Companies.

                  (d) Schedule 3.29(d) hereto identifies each material item of Intellectual Property that any third party owns and that the Companies use pursuant to license, sublicense, agreement or permission. To the knowledge of the Companies and the Shareholders, with respect to each such item of used Intellectual Property:

                           (i) the license, sublicense, agreement or permission
                  covering the item is legal, valid, binding, enforceable and in full force and effect;

                           (ii) the license, sublicense, agreement or
                  permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                           (iii) no party to the license, sublicense, agreement
                  or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; and

                           (iv) no party to the license, sublicense, agreement
                  or permission has repudiated any provision thereof.

                  (e) Except as set forth on Schedule 3.29(e) hereto, the Companies have not granted any licenses of or other rights to use any of the Intellectual Property of the Companies to any third party.

                  (f) The Companies have not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property.

         3.30 Year 2000 Compliance. All Date-Sensitive Systems are Year 2000 Compliant, except to the extent that any failure to be Year 2000 Compliant would not have a Material Adverse Effect. "Date-Sensitive System" means any software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data and that is installed, in development or on order by the Companies for their internal use, or which the Companies sell, lease, license, assign or otherwise provide, or the benefit of which the Companies provide, to their customers, vendors, suppliers, affiliates or any other third party. "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information. "Year 2000

Compliant" means, with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality or performance, including, but not limited to, calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

         3.31 Sales Representatives and Other Sales Agents/Sales Offices.
Schedule 3.31 hereto sets forth a complete and correct list of the names and addresses of each sales representative or other sales agent currently engaged by any of the Companies who is not an Employee, and a summary description of the territory assigned to each such Person (noting whether such territory is exclusive or non-exclusive). Schedule 3.31 also sets forth a list of all agreements between any of the Companies and any such Person, complete and correct copies of which agreements have been made available to Newco.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF NEWCO

         Newco makes the following representations and warranties to the Companies and the Shareholders, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by the Companies or the Shareholders:

         4.1 Organization and Corporate Power. Newco is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco has full partnership power and authority to own, lease and operate the properties and assets which it currently owns, leases or operates and to carry on its business as presently conducted or proposed to be conducted pursuant to existing plans.

         4.2 Corporate Authority; Absence of Conflicts.

                  (a) Newco has full partnership power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the general partner of Newco, and no other partnership actions on the part of Newco are necessary to authorize and approve the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Newco and, assuming this Agreement constitutes a valid and binding obligation of the Companies and the Shareholders, constitutes the valid and binding obligation of Newco, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

                  (b) The execution and delivery of this Agreement by Newco, consummation of the transactions contemplated herein and compliance with the terms of this Agreement will not conflict with or violate any provision of the limited partnership agreement of Newco; nor do such actions constitute a default of or require the consent or approval under any agreement or instrument to which Newco is a party or by which Newco's assets are bound, or require Newco to obtain the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body; nor will such actions violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, presently applicable to Newco.

         4.3 No Investigation. There exists no legal proceeding or investigation by any governmental or regulatory authority, or any request for information or action by any third party, known to Newco which could result in the institution of legal proceedings to prohibit or restrain the consummation or performance of this Agreement by Newco or the transactions contemplated hereby.

         4.4 Compliance with Securities Laws. With respect to each of the Newco stockholders:

                           (i) each is an Accredited Investor as defined in
                  Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"); and

                           (ii) each understands that the Newly Issued Shares
                  or any portion thereof may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of an effective registration statement covering the Newly Issued Shares or an available exemption from registration under the Securities Act, the Newly Issued Shares must be held indefinitely.

         4.5 Funding. Newco has obtained written commitment letters relating to
(i) a senior secured credit facility to be provided to Courtesy in the amount of $200 million and (ii) the placement of $100 in subordinated indebtedness of Courtesy, fully executed copies of which have been delivered to the Representatives and are attached hereto as Annex E.

         4.6 Brokers' or Finders' Fees. Except as disclosed on Schedule 4.6 hereto, no agent, broker, investment banker, or other Person or firm acting on behalf of Newco is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Newco in connection with any of the transactions contemplated by this Agreement, other than customary fees and expenses of attorneys, accountants and similar professionals.

         4.7 Hart-Scott-Rodino. On the Closing Date: (i) no person or entity will own 50% or more of the voting securities of Newco or have the presently exercisable contractual right to designate 50% or more of the Board of Directors of Newco; (ii) Newco will not own 50% or more of the voting securities or have the presently exercisable contractual right to designate 50% or more of the board of directors of any corporation, other than the securities of Courtesy acquired hereunder; (iii) Newco will not be entitled to 50% or more of the profits or 50% or more of the assets upon dissolution of any partnership or limited liability company; (iv) Newco, a newly-formed entity, prior to the Closing Date, (x) has never had a regularly prepared balance sheet, and (y) does not have annual financial statements; and (v) the fair market value of all assets held by Newco at the time of its acquisition of the voting securities of the Company, minus (x) all cash to be used by Newco as consideration in such acquisition and (y) all cash that will be used for expenses incidental to such acquisition, is less than $10,000,000

                                   ARTICLE V

                                   COVENANTS

         5.1 Full Access and Cooperation. From the date hereof through the Closing Date, the Companies shall afford to Newco, its financing sources, and their respective counsel, accountants and other representatives, including but not limited to environmental professionals, reasonable access, during normal business hours to, and the Companies shall disclose and make reasonably available to them (with the right to make copies), all of the books and records of the Companies relating to the ownership of the properties, operations, financial condition, assets, obligations and Liabilities of the Companies, and the Companies shall afford Newco, its counsel, accountants and other representatives, including but not limited to environmental professionals, with reasonable access to the facilities and properties of the Companies and to the officers and directors of the Companies. The Companies agree to provide, and will cause their respective officers, Employees and advisors to provide, all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneously with the Closing in respect of the transactions contemplated by this Agreement, including, without limitation, (i) the preparation of all financial statements required in connection therewith, (ii) participation in meetings, due diligence sessions and road shows, (iii) the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, and (iv) the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including solvency certificates, comfort letters of accountants and such legal opinions as may be reasonably requested by Newco and in form and substance reasonably satisfactory to the Companies; provided, that the terms and conditions of any of the material agreements and other documents referred to in clause (iv) shall be substantially consistent with the terms and conditions of the financing required to satisfy the condition precedent set forth in Section 8.7 hereof. Within 30 days of the end of each month through the Closing Date, the Companies will deliver to Newco unaudited balance sheets and income statements of the Companies for the month then ended.

         5.2 Preservation of Business. From the date hereof through the Closing Date, the Companies shall, and the Shareholders shall cause the Companies to, conduct their business consistent with past business practices, and the Companies and the Shareholders shall use their reasonable efforts to preserve the Companies' business organizations intact, keep available the services of and maintain their present relationships with their key Employees, consultants and agents, and maintain their present relationships with material suppliers, customers, and others having material business relationships with them and preserve their goodwill.

         5.3 Negative Covenants. The Companies and the Shareholders covenant and agree that from and after the date hereof through the Closing Date, the Companies shall not, except with the prior written consent of Newco, or except as directly related to the completion of the transactions contemplated by this Agreement:

                  (a) amend their respective articles of incorporation or bylaws;

                  (b) propose or effect a split or reclassification of their outstanding capital stock or a recapitalization;

                  (c) incur or become liable for any other obligation or Liability except obligations or Liabilities in the ordinary course of business consistent with past practice;

                  (d) borrow or agree to borrow any funds other than (i) in the ordinary course of business consistent with past practice or (ii) to make tax distributions;

                  (e) prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred except in the ordinary course of business;

                  (f) pay (except for salary under existing employment arrangements and directors' fees under standard terms in effect prior to the date hereof), loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of their officers or directors or any affiliate, associate or near relative of any of their officers or directors;

                  (g) except in the ordinary course of business consistent with past practice, write down (or write up) the value of any inventory or write off as uncollectible any Accounts Receivable;

                  (h) sell or transfer any property or assets or cancel any debts or waive any claims or rights of substantial value, other than in the ordinary course of business consistent with past practice, or cancel or terminate any Material Contract;

                  (i) lease, license or grant to any Person any rights in any assets except in the ordinary course of business;

                  (j) dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, copyright or other intangible asset, or dispose of or disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                  (k) change any of the banking or safe deposit arrangements described in Schedule 3.27 hereto, except in the ordinary course of business;

                  (l) grant or extend any power of attorney or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise, in respect of the obligation of any Person;

                  (m) make any change in financial or tax accounting methods, principles or practices or in the method of applying any such principle or practice;

                  (n) extend credit in the sale of products, collection of receivables or otherwise, other than in the ordinary course of business consistent with past practice;

                  (o) make any capital expenditure or capital additions or betterments in excess of an aggregate of $1,000,000;

                  (p) enter into any material transaction, contract or commitment of a kind required to be disclosed on one of the Schedules attached hereto, except as disclosed on one of the Schedules attached hereto or in the ordinary course of business consistent with past practice after disclosure to and consultation with Newco;

                  (q) make any distributions (however characterized and whether payable in cash or additional shares of stock) in respect of any shares of capital stock or declare or pay any dividends in a manner inconsistent with the Companies' customary practices with respect to dividends;

                  (r) repurchase or redeem any shares of their capital stock or issue any additional shares of their capital stock or grant any options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of their capital stock;

                  (s) fail to maintain their books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

                  (t) adopt or amend in any material respect any collective bargaining agreement or Benefit Plan other than as required by law;

                  (u) grant to any executive officer any increase in compensation or in severance or termination pay, grant any severance or termination pay, or enter into any employment agreement with any executive officer, except as may be required under employment or termination agreements in effect on the date of this Agreement; or

                  (v) agree, whether in writing or otherwise, to do any of the foregoing.

         5.4 Third Party Consents. The Shareholders and the Companies shall use their reasonable efforts to obtain prior to the Closing Date all consents of third parties necessary to the consummation of the transactions contemplated hereby (the "Company Consents") and will provide to Newco copies of each such Company Consent promptly after it is obtained. Newco agrees to cooperate fully with the Shareholders and the Companies in connection with the obtaining of the Company Consents; provided, however, that none of the Companies, the Shareholders or Newco shall be required to pay any additional sums to secure such Company Consents.

         5.5 Schedules.

                  (a) Neither the specification (directly or indirectly by reference to a defined term hereof) of any dollar amount in the representations and warranties set forth in Article III nor the inclusion of any items in the Schedules shall be deemed to constitute an admission by the Companies or the Shareholders, or otherwise imply, that any such amount or such items so included are material for the purposes of this Agreement. The inclusion of, or reference to, any item within any particular Schedule does not constitute an admission by any of the Companies, the Shareholders or Newco that such item meets any or all of the criteria set forth in this Agreement for inclusion in such Schedule. The inclusion of, or reference to, any item within any particular Schedule does not constitute an admission by any of the Companies, the Shareholders or Newco that the item constitutes a violation of any federal, state or local law, rule, statute, regulation, ordinance, permit, judgment, decree or other equivalent.

                  (b) From the date hereof until the Closing Date, the Companies and the Shareholders shall disclose to Newco any material variances from the representations and warranties contained in Article III promptly upon discovery thereof. The Companies and the Shareholders shall promptly provide Newco with any supplemental information regarding such disclosures that is reasonably requested. The applicable Schedule(s) shall be deemed supplemented by any such disclosures that relate to occurrences subsequent to the date of this Agreement; the Schedules shall not be otherwise amended or supplemented by any such disclosures. Such supplements, however, shall not be given effect in determining whether the Closing condition contained in Section 8.1 has been satisfied. The satisfaction of such condition to Closing shall be established based on the Schedules as delivered on the date of this Agreement without regard to such supplements. In the event such Closing condition is satisfied or waived by Newco, the right of Courtesy to recover under the indemnity provisions appearing in Article II of the Escrow Agreement shall be determined based upon the Schedules as so supplemented, which supplements will be deemed to cure and correct any breach of the representations and warranties contained in Article III that would have existed in the absence thereof. In the case of any matters disclosed by the Companies or the Shareholders that do not result in a supplement of the Schedules, as specified above, Courtesy will be entitled to seek recovery under Article II of the Escrow Agreement for any breach of the representations and warranties contained in Article III related to or arising from such matters so disclosed.

         5.6 Transfer Taxes. The Shareholders shall be responsible for the payment of and shall indemnify and hold Newco and the Companies harmless from and against any and all sales, use, transfer, recording, stamp, documentary, real estate or other similar Taxes attributable to purchase and sale of the Repurchased Shares. All payments under this Agreement shall be reduced by and made net of any applicable withholding Taxes.

         5.7 Reasonable Efforts. Subject to the terms and conditions of this Agreement, Newco, the Shareholders and the Companies will use their respective reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement and to maintain the accuracy of their representations and warranties hereunder. None of Newco, the Shareholders or the Companies will take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of the Companies, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement.

         5.8 Third-Party Offers. None of the Shareholders or the Companies shall, nor shall any of the Shareholders or the Companies authorize or permit any of the Companies' respective officers, directors, Employees, investment bankers, attorneys or other advisors or representatives to, (i) solicit or initiate any Competitive Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, a Competitive Proposal. As used herein, "Competitive Proposal" means a proposal from any Person to acquire all or a material part of the assets or equity securities of the Companies or any merger, consolidation or business combination involving the Companies, other than the transactions contemplated by this Agreement.

         5.9 Termination of Shareholders Agreements. Courtesy and the shareholders of Courtesy party to that certain Shareholders' Agreement, dated as of September 20, 1994, as amended from time to time (the "Courtesy Shareholders' Agreement"), shall terminate the Courtesy Shareholders' Agreement as of the Closing Date. Creative and the shareholders of Creative party to that certain Shareholders' Agreement, dated as of December 23, 1998, as amended from time to time (the "Creative Shareholders' Agreement"), shall terminate the Creative Shareholders' Agreement as of the Closing Date.

         5.10 Minimum Working Capital. The Working Capital of the Companies as of June 30, 1999 (the "Third Quarter Working Capital") will, on a combined basis, equal or exceed $21.0 million, as calculated in a manner consistent with the example set forth on Schedule 5.10 hereto. "Working Capital" shall mean the difference of (i) the sum of accounts receivable and inventories, minus (ii) the sum of accounts payable (specifically excluding accounts payable relating to the Krauss Maffei presses), customer deposits, accrued salaries and other expenses and amounts due to employee benefit plans, all as determined in accordance with GAAP. In the event it is determined that there is a shortfall in the Third Quarter Working Capital as of the consummation of the Recapitalization, the Shareholders shall promptly pay, in cash, to Courtesy the full amount of such shortfall.

         5.11 Class A Common Stock. Immediately following the consummation of the Recapitalization, Courtesy will issue 13,333,333 shares of New Courtesy Class A Common Stock to the persons identified on Schedule 5.11 hereto at a purchase price of $.01 per share.

         5.12 Stock Option Plan. Following the Closing, Courtesy will establish a stock option plan providing for the grant of options to purchase up to 7,017,543 shares of New Courtesy Common Stock to eligible participants.

         5.13 Employees.

                  (a) Except as otherwise established under the terms of the Employment Agreements (as hereinafter defined), the current Employees of the Companies shall continue to be employed in their current capacities and shall receive the same salary and benefits as currently provided, including the annual bonuses to be paid and raises to be implemented in July 1999, as set forth on Schedule 5.13 hereto, unless and until changed following Closing by action of the Courtesy board of directors consistent with applicable law and the terms of the applicable benefit plans.

                  (b) Newco agrees that the Shareholders shall not incur any Liability under the Workers Adjustment and Retraining Notification Act ("WARN Act") that arises from any action taken by Courtesy or its subsidiaries on or after the Closing Date, and Courtesy shall indemnify and hold harmless the Shareholders with respect to any such Liability. Neither the Shareholders nor the Companies shall take or permit to be taken any action on or before the Closing Date that would cause Courtesy to incur any Liability under the WARN Act.

         5.14 Indemnification of Aguilar Litigation. The Shareholders hereby jointly and severally agree to indemnify, defend and hold harmless Courtesy and its subsidiaries, employees, officers, directors, affiliates, parent companies, successors, predecessors, parties, assigns, executors, agents, attorneys and representatives of any kind, if any, for any and all losses, claims, costs, damages, demands, deficiencies, entitlements, actions, causes of action, suits in equity, Liabilities, awards, assessments, judgments, debts, accounts, setoffs, payments, bills, fines, taxes, interests, penalties, expenses (including, without limitation, reasonable attorneys' fees and expenses), settlements, court costs, appeal costs, fees and expenses of accountants and other experts, and any other litigation expenses suffered by Courtesy or any of its subsidiaries, employees, officers, directors, affiliates, parent companies, successors, predecessors, parties, assigns, executors, agents, attorneys and representatives of any kind, if any, arising out of or relating to the claims that were or could have been asserted in the cases entitled Aguilar et al. v. Kreiseder et al., No. 95-1430-DRD, in the United States District Court of Puerto Rico, and Courtesy Caribbean v. Aguilar, HAC 96-0062 (0107), in the Superior Court of Puerto Rico, Humalo (together the "Litigation") or any other action, including appeals, arising from or relating to the Litigation or from the same occurrence, transactions, or events alleged, or that could have been alleged, in the pleadings filed or in amended pleadings filed hereafter in the Litigation. The Shareholders shall control all aspects of the Litigation, including, but not limited to, decisions on settlements and appeals; provided, however, that the Shareholders shall not enter into any settlement of the Litigation which could reasonably be expected to adversely affect Courtesy or the Newco stockholders without the prior written consent of Courtesy and Newco, which consent shall not be unreasonably withheld.

         5.15 Krusinski Arbitration. The parties hereby covenant and agree that any and all amounts now or hereafter obtained by Courtesy from or relating to the ongoing arbitration proceedings and any future negotiation, mediation, litigation or settlement of the dispute between Krusinski Construction Company ("Krusinski") and Courtesy (the "Arbitration"), shall be the sole property of the Shareholders, and Newco shall make no claim to any such amounts; provided, however, that the first $165,000 of any amounts received from Krusinski shall be the property of Courtesy, not the Shareholders, and shall be used for certain painting and stair repairs on the Real Property. The Shareholders shall control all aspects of the Arbitration and may cause Courtesy to dividend to the Shareholders the entitlement to receive any amounts recovered from the Arbitration in excess of $165,000 to the Shareholders prior to the Closing.

         5.16 Automobile Leases. The Companies and the Shareholders party thereto shall terminate the automobile leases identified on Schedule 5.16 hereto as of the Closing Date.

         5.17 Life Insurance. On or prior to the Closing Date, the cash surrender value with respect to the life insurance policies insuring the lives of Walter J. Kreiseder and Gerald J. Sommers will be distributed by the Companies to the shareholders of the respective Companies.

         5.18 Updating Projections. Not later than five business days prior to the Closing Date, the Companies shall deliver to Newco updated projections covering the same post-Closing periods as those covered in the projections attached as Schedule 5.18 hereto, which updated projections shall be prepared in good faith based upon reasonable assumptions and otherwise shall be prepared in a manner consistent with those projections set forth in Schedule 5.18; provided, however, that the failure to achieve such projections shall not be deemed a breach of this Section 5.18 for the purposes of this Agreement.

         5.19 Employment Agreements. At Closing, Courtesy and each of Walter J. Kreiseder, Gerald J. Sommers and Dennis A. Greenberg, respectively, shall execute and deliver the Employment Agreements (the "Employment Agreements") in substantially the form attached hereto as Annexes F-1, F-2 and F-3. The Employment Agreements shall be effective as of the Closing Date and shall not be modified or amended by the parties prior thereto.

         5.20 Noncompetition Agreements. At Closing, Courtesy, Walter J. Kreiseder, and Gerald J. Sommers shall execute and deliver the Confidentiality, Non-Solicitation and Non-Competition Agreement (the "Noncompetition Agreement"), dated the Closing Date and otherwise in substantially the form attached hereto as Annex G.

         5.21 Lease Amendments. At Closing, Courtesy and the landlords for the relevant properties shall execute and deliver the amendments to Real Property leases (the "Lease Amendments"), dated the Closing Date and otherwise on substantially the same terms as set forth on Annex H.

                                  ARTICLE VI

                                  TAX MATTERS

         6.1 Tax Indemnification.

                  (a) Courtesy agrees to indemnify and hold harmless the Shareholders from and against any and all Taxes of the Companies that may be imposed upon or assessed against the Shareholders or their assets: (i) with respect to any taxable period of the Companies beginning after the Closing Date, any and all such Taxes, and (ii) with respect to periods beginning prior to and ending after the Closing Date, any and all such Taxes as are allocated to Courtesy pursuant to Section 6.2(d).

                  (b) The Shareholders, jointly and severally, agree to indemnify and hold harmless Courtesy from and against any and all Taxes that may be imposed upon or assessed against Courtesy (or any affiliate thereof) or any of its assets: (i) with respect to taxable periods (or portions thereof) ending on or prior to the Closing Date, any and all Taxes of the Companies for such periods; (ii) with respect to periods beginning prior to and ending after the Closing Date, all such Taxes as are allocated to the Shareholders pursuant to Section 6.2(d); (iii) arising by reason of any breach or inaccuracy of any of the representations contained in Section 3.22 hereof (without regard to any materiality or similar qualification contained in any of such representations); and (iv) by reason of being a successor-in-interest or transferee of another entity.

                  (c) The parties agree that the party making an indemnification payment ("indemnitor") pursuant to Sections 6.1(a) or 6.1(b) shall also indemnify and hold harmless the recipient of such payment ("indemnitee") from and against any losses, damages, Liabilities, additional Taxes, obligations, deficiencies, costs and expenses (including, without limitation, reasonable expenses and fees for attorneys and accountants) ("Related Costs") incurred in connection with the Taxes for which the indemnitor is responsible to indemnify the indemnitee pursuant to this
Section 6.1(c) (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes), or the receipt of payments under or the enforcement of this Article VI.

                  (d) The parties agree to treat any indemnity payment made pursuant to this Article VI as an adjustment to the Repurchase Price for federal, state, local and foreign income tax purposes.

         6.2 Tax Returns.

                  (a) The Shareholders shall properly prepare and timely file (or cause to be properly prepared and timely filed) all federal, state, local and foreign Tax Returns required to be filed by the Companies in respect of any taxable periods ending on or prior to the Closing Date and shall pay any and all Taxes due with respect to such returns. All Tax Returns described in this
Section 6.2(a) shall be prepared in a manner consistent with prior practice unless a past practice has been finally determined to be incorrect by the applicable taxing authority. The Shareholders shall provide Courtesy with copies of such completed Tax Returns at least 15 business days prior to the filing date, and Courtesy shall be provided an opportunity to review and approve (which approval shall not be unreasonably withheld) such Tax Returns and supporting workpapers and schedules prior to the filing of such Tax Returns. The Shareholders and Courtesy shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns prior to the due date for filing thereof. In the event that any such disagreement shall not be resolved prior to such due date, the Shareholders shall file (or cause to be filed) all such Tax Returns in the manner deemed appropriate by the Shareholders; provided, however, that the foregoing shall not in any manner terminate, limit or alter the rights and obligations of the parties hereto under this Article VI, and such disagreement shall be resolved in the manner prescribed under
Section 6.7 hereof.

                  (b) Following the Closing, Courtesy shall be responsible for preparing or causing to be prepared all federal, foreign, state and local Tax Returns required to be filed by the Companies in respect of any taxable periods ending after the Closing Date. If any Taxes shown due on any such Tax Return are indemnifiable by the Shareholders, (i) such Tax Return shall be prepared in a manner consistent with prior practice unless a past practice has been finally determined to be incorrect by the applicable taxing authority; (ii) Courtesy shall provide the Shareholders with copies of such Tax Return at least 15 business days prior to the due date for filing such return; and (iii) the Shareholders shall have the right to review and approve (which approval shall not be unreasonably withheld) such Tax Returns and any schedule delivered pursuant to Section 6.2(d) hereof for 15 business days following receipt thereof. The Shareholders and Courtesy shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns prior to the due date for filing thereof. In the event that any such disagreement shall not be resolved prior to such due date, Courtesy shall file or cause to be filed all such Tax Returns in the manner deemed appropriate by Courtesy; provided, however, that the foregoing shall not in any manner terminate, limit or alter the rights and obligations of the parties hereto under this Article VI, and such disagreement shall be resolved in the manner prescribed under Section 6.7 hereof.

                  (c) Not later than five (5) days before the due date for payment of Taxes with respect to any Tax Returns which Courtesy has the responsibility to file, the Shareholders shall pay to Courtesy an amount equal to that portion of the Taxes shown on such return for which the Shareholders have an obligation to indemnify Courtesy pursuant to the provisions of this
Article VI. If the Shareholders disagree as to the amount shown on any such Tax Return for which a payment is due from the Shareholders to Courtesy, and the parties are unable to resolve such disagreement prior to the date such Tax Return is due to be filed, the Shareholders shall pay to Courtesy that amount that the Shareholders agree is due from the Shareholders to Courtesy in respect of such Tax Return and, thereafter, the parties shall resolve any disagreement as to the amounts not so paid by the Shareholders to Courtesy pursuant to the provisions of Section 6.7 hereof.

                  (d) For federal income tax purposes, the taxable year of the Companies shall end as of the close of the Closing Date and, with respect to all other Taxes, the Shareholders and Courtesy will, unless prohibited by applicable law, close the taxable period of the Companies as of the close of the Closing Date. Neither the Shareholders nor Courtesy shall take any position inconsistent with the preceding sentence on any Tax Return. In any case where applicable law does not permit the taxable year of the Companies to close on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day), then Taxes, if any, attributable to the taxable period of the Companies beginning before and ending after the Closing Date shall be allocated
(i) to the Shareholders for the period up to and including the Closing Date, and (ii) to Courtesy for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any period beginning before and ending after the Closing Date shall be prepared by, or under the direction of, Courtesy and shall be made by means of a closing of the books and records of the Companies as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period. Courtesy shall provide the Shareholders with a schedule showing the computation of the allocation at least 15 business days prior to the due date for filing a Tax Return that includes the Closing Date. The Shareholders shall have the right to review such schedule in the manner described in and subject to the provisions of Section 6.2(b) hereof, and Courtesy and the Shareholders shall attempt in good faith to mutually resolve any disagreements regarding the determination of such allocation. Any amount owing from the Shareholders under this Section 6.2(d) shall be paid no later than five (5) days prior to the filing of the underlying Tax Return. If the Shareholders disagree as to the amount shown on any such Tax Return for which a payment is due from the Shareholders to Courtesy, and the parties are unable to resolve such disagreement prior to the date such Tax Return is due to be filed, the Shareholders shall pay to Courtesy that amount that the Shareholders agree is due from the Shareholders to Courtesy in respect of such Tax Return and, thereafter, the parties shall resolve any disagreement as to the amounts not so paid by the Shareholders to Courtesy pursuant to the provisions of Section 6.7 hereof.

         6.3 Control of Tax Proceedings.

                  (a) If a claim is made by any taxing authority, which, if successful, would result in an indemnity payment to Courtesy by the Shareholders pursuant to Section 6.1(b) hereof, Courtesy shall promptly give notice to the Shareholders in writing of such claim (a "Tax Claim"); provided, however, that the failure to give such notice shall not affect the indemnification provided pursuant to this Article VI except to the extent the Shareholders have been actually prejudiced as a result of such failure.

                  (b) The Shareholders shall control all proceedings with respect to any Tax Claim relating to a taxable period ending on or before the Closing Date; provided, however, that if the resolution of such Tax Claim would have a material adverse effect on a taxable period ending after the Closing Date and such adverse effect would be the responsibility of Courtesy under
Section 6.1(c) hereof, then (i) the Shareholders shall promptly provide Courtesy with copies of all correspondence, notices and other written materials received from any taxing authority, (ii) the Shareholders shall provide Courtesy the opportunity to review any materials prior to submission made to such taxing authority, and (iii) in the case of any such Tax Claim the settlement of which could adversely affect Courtesy (or any affiliate thereof), the Shareholders shall not effect a settlement without the prior consent of Courtesy, which consent shall not be unreasonably withheld.

                  (c) Courtesy shall control all proceedings with respect to any Tax Claim relating to a taxable period ending after the Closing Date; provided, however, that if the resolution of such Tax Claim would have a material adverse effect on a taxable period ended on or prior to the Closing Date and such adverse effect would be the responsibility of the Shareholders under Section 6.1(b) hereof, then (i) Courtesy shall promptly provide the Shareholders with copies of all correspondence, notices and other written materials received from any taxing authority, (ii) Courtesy shall provide the Shareholders the opportunity to review any materials prior to submission made to such taxing authority, and (iii) Courtesy shall not effect a settlement without the prior consent of the Shareholders, which consent shall not be unreasonably withheld.

                  (d) The parties shall reasonably cooperate in contesting any Tax Claim, which cooperation shall include the retention and, upon request, the provision to the requesting person of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

         6.4 Survival of Indemnification. The parties' respective rights to indemnification pursuant to this Article VI shall survive the Closing Date and remain in full force and effect until the date 60 days after the expiration of the applicable Tax statutes of limitation (including all periods of extension, whether automatic or permissive).

         6.5 Sole Remedy. The indemnification provided in this Article VI shall be the sole and exclusive remedy for any claim in respect of Taxes.

         6.6 Tax Deposit Reimbursements. Upon the receipt by any of the Companies of all or any portion of the approximately $2.6 million previously deposited with the U.S. Internal Revenue Service in respect of federal income taxes payable in respect of income of the Companies applicable to prior deferral periods pursuant to Section 444 of the Code, such amounts will be promptly distributed to the Shareholders pro rata in accordance with the Shareholders' relative ownership of New Courtesy Common Stock immediately prior to the consummation of the Recapitalization, as set forth on Schedule 3.3(c)(ii) hereto; to the extent permitted by applicable law, such distribution to the Shareholders will be treated as a dividend made during the post-termination transition period pursuant to Section 1371(e) of the Code.

         6.7 Arbiter CPA. If the Shareholders and Courtesy are unable to resolve a disagreement under Section 6.2(a), (b), (c) or (d), then the dispute shall be submitted for resolution to a "big five" public accounting firm mutually selected by the Representatives and Courtesy (the "Arbiter CPA"), and the determination made by the Arbiter CPA shall be binding and conclusive. The entire cost of obtaining the determination of the Arbiter CPA shall be borne equally by the Shareholders (each on a pro rata basis in accordance with the Shareholders' relative ownership of New Courtesy Common Stock immediately prior to the consummation of the Recapitalization, as set forth on Schedule 3.3(c)(ii) hereto), on the one hand, and by Courtesy, on the other hand.

                                  ARTICLE VII

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                       THE COMPANIES AND THE SHAREHOLDERS

         The obligations of the Companies and the Shareholders hereunder are subject to the fulfillment on or before the Closing Date of each of the following conditions, any one or more of which may be waived in writing by the Representatives, on behalf of the Shareholders, and the Companies:

         7.1 Representations, Warranties and Covenants. All representations and warranties of Newco contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except for any representation or warranty that expressly relates to an earlier date, in which case it shall have been true and correct as of such earlier date). Newco shall have performed and complied in all material respects with all covenants and agreements contained herein and required to be performed or complied with by it on or prior to the Closing Date.

         7.2 Closing Certificate. Newco shall have delivered to the Representatives a certificate signed by its general partner, dated as of the Closing Date, to the effect set forth in Section 7.1 hereof.

         7.3 Legal Opinion. The Shareholders shall have received the opinion of Weil, Gotshal & Manges LLP, counsel for Newco, dated as of the Closing Date, in substantially the form attached hereto as Annex I.

         7.4 Injunction. No order, decree, statute, rule or regulation prohibiting or restraining the consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Entity.

         7.5 Shareholders Agreement. The Shareholders Agreement (the "Shareholders Agreement"), dated as of the Closing Date, among Courtesy, the Shareholders and Newco, in substantially the form attached hereto as Annex J, shall have been duly executed and delivered by Newco.

         7.6 Escrow Agreement. The Escrow Agreement shall have been duly executed and delivered by Newco and the Escrow Agent.

                                 ARTICLE VIII

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF NEWCO

         The obligations of Newco hereunder are subject to the fulfillment on or before the Closing Date of each of the following conditions, any one or more of which may be waived in writing by Newco:

         8.1 Representations, Warranties and Covenants. All representations and warranties of the Companies and the Shareholders contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except for any representation or warranty that expressly relates to an earlier date, in which case it shall have been true and correct as of such earlier date). The Companies and the Shareholders shall have performed and complied in all material respects with all covenants and agreements contained herein and required to be performed or complied with by them on or prior to the Closing Date.

         8.2 Closing Certificate. Newco shall have received a certificate to the effect set forth in Section 8.1 signed by the President or a Vice President of Courtesy and the Representatives and dated as of the Closing Date.

         8.3 Legal Opinion. Newco shall have received the opinion of Katten Muchin & Zavis, counsel for the Companies and the Representatives, dated as of the Closing Date, in substantially the form attached hereto as Annex K and additionally addressed to, or accompanied by reliance letters in favor of, the lenders providing the financing described in Section 4.5.

         8.4 Injunction. No order, decree, statute, rule or regulation prohibiting or restraining the consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Entity.

         8.5 Material Adverse Effect. There shall not have occurred any Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any event, circumstance, condition, fact, effect or other matter which has had or could reasonably be expected to have a material adverse effect (i) on the business, assets, financial condition, prospects, financial projections or results of operations of the Companies taken as a whole or (ii) on the ability of the Companies to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby. For the purposes of Article III only, any event, circumstance, condition, fact or effect resulting from changes in general economic conditions affecting the business of the Companies or any competitors with respect to the Companies, applicable laws or regulations or GAAP, shall not be deemed a Material Adverse Effect. For purposes of this Section 8.5 only, the determination of whether any particular event, circumstance, condition, fact, effect or other matter is "material" shall be based upon whether a purchaser in a leveraged acquisition transaction (such as the transaction contemplated by this Agreement) could reasonably consider such event, circumstance, condition, fact, effect or other matter to be material.

         8.6 Regulatory Approvals and Consents. There shall have been duly and validly obtained the Company Consents and any other consents, approvals, authorizations, permits and orders of all federal, state, foreign and other governmental regulatory agencies and third parties required in connection with this Agreement and the consummation of the transactions contemplated hereby, unless the failure to obtain such other consents, approvals, authorizations, permits or orders would not have a Material Adverse Effect, and all such consents, approvals, authorizations, permits and orders, including the Company Consents shall be in full force and effect as of the Closing Date.

         8.7 Funding. Newco shall have received the proceeds from the financing arrangements on substantially the terms described in Annex E hereto.

         8.8 Shareholders Agreement. The Shareholders Agreement shall have been duly executed and delivered by Courtesy, Walter J. Kreiseder and Gerald J. Sommers.

         8.9 Escrow Agreement. The Escrow Agreement shall have been duly executed and delivered by Courtesy, the Representatives (on behalf of the Shareholders) and the Escrow Agent.

         8.10 Employment Agreements. The Employment Agreements shall have been duly executed and delivered by Courtesy and Messrs. Kreiseder and Sommers and shall not have been modified or amended.

         8.11 Noncompetition Agreement. The Noncompetition Agreement shall have been duly executed and delivered by Courtesy and Messrs. Kreiseder and Sommers.

         8.12 Lease Amendments. The Lease Amendments shall have been duly executed and delivered by Courtesy and the landlords of such properties.

         8.13 Non-Foreign Person Affidavit. An affidavit shall have been executed by each Shareholder, in a form reasonably satisfactory to Newco, stating, under penalties of perjury, the Shareholder's name, home address and United States taxpayer identification number, and that such Shareholder is not a foreign person within the meaning of Section 1445(b)(2) of the Code.

         8.14 EBITDA Target. A certificate shall have been executed and delivered by the President or Vice President of Courtesy stating that the EBITDA of the Companies for the twelve months ending June 30, 1999 equals or exceeds $50.0 million and the projected EBITDA of the Companies for the fiscal year ending September 30, 1999 shall equal or exceed $50.0 million. For purposes of this Section 8.14, "EBITDA" means earnings of the Companies before interest, taxes, depreciation and amortization, calculated on a combined basis in accordance with GAAP and otherwise consistent with the Companies' historic manner of presentation. The calculation of EBITDA for the twelve months ending June 30, 1999 shall be based on the actual financial results for such period, adjusted to exclude any expenses associated with the transactions contemplated hereby. Projected EBITDA for the fiscal year ending September 30, 1999 shall be based on the actual financial results for the nine months ending June 30, 1999 and projected financial results (prepared in good faith based on reasonable assumptions) for the three months ending September 30, 1999, and shall exclude any expenses associated with, and any pro forma effect of, the transactions contemplated hereby. EBITDA for the twelve months ending June 30, 1999 and projected EBITDA for the fiscal year ending September 30, 1999 shall be calculated in a manner consistent with the calculation of EBITDA for the six months ended March 31, 1999 set forth on Schedule 8.14 hereto and as otherwise set forth above.

                                  ARTICLE IX

                                  TERMINATION

         9.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the
Closing:

                  (a) By the mutual written consent of Newco and the Representatives, on behalf of the Shareholders;

                  (b) By either Newco or the Representatives, on behalf of the Shareholders, if the Closing shall not have occurred on or before the fifth business day following satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof, but in any event on or before July 30, 1999; provided, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party who is in material breach of this Agreement at the time the notice of termination is delivered or whose delay or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (c) By either Newco or the Representatives, on behalf of the Shareholders, if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part hereof; or

                  (d) By either Newco or the Representatives, on behalf of the Shareholders, if, prior to the Closing Date, the other party is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within fifteen (15) days of the date of notice of default served by the party claiming such material default, provided, that such terminating party shall not also be in material breach of this Agreement at the time notice of termination is delivered.

If Newco or the Representatives terminates this Agreement pursuant to the foregoing provisions of this Section 9.1, such termination shall be effected by written notice to the other party specifying the provision pursuant to which such termination is made.

         9.2 Liabilities Upon Termination. Except for this Section 9.2 and Sections 3.25, 4.6, 10.1 and 10.3, which shall survive any termination of this Agreement, upon the termination of this Agreement, this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, partners, employees, agents, consultants, stockholders, principals or other affiliates shall have any rights, Liabilities or obligations hereunder or with respect hereto; provided, however, that nothing contained in Section
9.1 or this Section 9.2 shall relieve any party from Liability for any willful breach of any representation or warranty or willful failure to comply with any covenant or agreement contained herein.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Expenses. The Shareholders shall be responsible for the expenses which the Shareholders and the Companies incur in connection with the transactions provided for herein or contemplated hereby, including, without limitation, the fees and expenses of counsel, accountants and investment bankers, and the Shareholders shall not cause or permit the Companies to pay or be liable for such costs; provided, however, Courtesy shall discharge the expenses incurred by the Shareholders in connection with their retained interest in Courtesy and certain other agreed upon expenses in an amount not to exceed $380,000. At Closing, Newco shall be reimbursed by Courtesy for all expenses which Newco incurs in connection with the transactions provided for herein or contemplated hereby, including the fees and expenses of its counsel and accountants.

         10.2 Survival of Representations; Exclusive Remedy.

                  (a) The representations and warranties contained in Articles III and IV hereof shall survive the Closing and remain in effect through the first anniversary of the Closing Date; provided, that in the case of fraud, such representations and warranties shall continue and remain actionable until the expiration of the statutes of limitation applicable to such claims. Any claim for indemnification with respect to any of such matters that is asserted within such period of survival will be timely made for purposes hereof. Any such claim that is not asserted by notice given as herein provided within such period of survival may not be pursued and is irrevocably waived.

                  (b) Subsequent to the Closing, the Shareholders shall be fully responsible for any claim relating to a breach of the representations and warranties of the Companies and the Shareholders contained in Article III hereof, the covenants of the Shareholders contained herein or the covenants of the Companies contained herein that are to be performed on or prior to the Closing Date. Subsequent to Closing, such claims shall be exclusively asserted by Courtesy and any recoveries in respect thereof shall be payable to Courtesy. Any rights in respect thereof held by Newco hereunder shall be assigned to Courtesy, automatically and without any further action on the part of any Person, effective as of the Closing. Newco and Courtesy agree that the sole and exclusive remedy of Newco and Courtesy with respect to any claim or cause of action asserted subsequent to Closing relating to or arising from a breach of the representations and warranties of the Companies and the Shareholders contained in Article III hereof (in the absence of fraud) shall be limited to the rights of Courtesy under, and shall be subject to the terms and conditions of, the Escrow Agreement.

                  (c) Without limiting the rights of any party to this Agreement under this Section 10.2, all claims for indemnification in respect of the Aguilar Litigation are subject entirely and exclusively to the provisions of Section 5.14 and all claims for indemnification in respect of Taxes are subject entirely and exclusively to the provisions of Article VI of this Agreement.

         10.3 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the party for whom judgment is finally granted by a court in connection with such action shall be entitled to recover in such action its reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

         10.4 Notices. Any notice, request, demand or other communication given by any party under this Agreement (each a "notice") shall be in writing, may be given by a party or its legal counsel, and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by United States Express Mail or similar overnight courier service which provides evidence of delivery, or
(iii) when five days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to whom directed at that party's address as it appears below or another address of which that party has given written notice to the other parties hereto, or (iv) when transmitted by telex (or equivalent service), the sender having received the answer back of the addressee, or (v) when delivered by facsimile transmission, the sender having received machine confirmation thereof.

                  (a) Notice to the Companies prior to the Closing or to the Shareholders or the Representatives prior to or after the Closing shall be sufficient if given to:

                  Gerald J. Sommers
                  Walter J. Kreiseder
                  Courtesy Corporation
                  800 Corporate Grove Drive
                  Buffalo Grove, Illinois  60089-4552
                  Facsimile No.:  (847) 808-3072

                  Janet A. Kritek, Trustee of the
                  (i)      Gerald J. Sommers Gift Trust for Janet
                  (ii)     Gerald J. Sommers Gift Trust for James
                  (iii)    Gerald J. Sommers 1997 Gift Trust for Janet
                  (iv) Gerald J. Sommers 1997 Gift Trust for James 1611 Rosetree Lane
                  Mount Prospect, Illinois  60056

                  Donald B. Levin, Trustee of the
                  (i)      Walter J. Kreiseder Gift Trust for David
                  (ii)     Walter J. Kreiseder Gift Trust for John
                  (iii)    Walter J. Kreiseder 1997 Gift Trust for David
                  (iv) Walter J. Kreiseder 1997 Gift Trust for John Levin & Ginsburg, Ltd.
                  180 North LaSalle Street
                  2nd Floor
                  Chicago, Illinois  60602-2794

                  with copies to:

                  Katten Muchin & Zavis
                  525 West Monroe Street
                  Chicago, Illinois  60661-3693
                  Facsimile No.:  (312) 577-8768
                  Attention:  David R. Shevitz
                                  Stuart Grass

                  (b) Notice to Courtesy after the Closing or to Newco shall be sufficient if given to:

                  Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court, Suite 1600
                  Dallas, Texas  75201
                  Facsimile No.:  (214) 740-7313
                  Attention:  Jack D. Furst
                                    Lawrence D. Stuart, Jr.

                  Mills & Partners, Inc.
                  101 South Hanley Road
                  St. Louis, Missouri  63105
                  Facsimile No.:  (314) 746-2299
                  Attention:  David M. Sindelar

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas  75201
                  Facsimile No.:  (214) 746-7777
                  Attention:  R. Scott Cohen

                  10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any part hereof may not be assigned by any party without the prior written consent of the other parties hereto.

         10.6 Entire Agreement and Modification. This Agreement, the Schedules and Annexes hereto and agreements executed concurrently herewith (all of which are hereby incorporated by reference into and considered part of this Agreement) supersede all prior agreements and understandings among the parties or any of their respective affiliates (written or oral) relating to the subject matter of this Agreement, and are intended to be the entire and complete statement of the terms of the agreement among the parties, and may be amended or modified only by a written instrument executed by all of the parties. The waiver by one party of any breach of this Agreement by any other party shall not be considered to be a waiver of any succeeding breach (whether of a similar or a dissimilar nature) of any such provision or other provision or a waiver of any such provision itself. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any of the parties.

         10.7 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10.8 Governing Law. This Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflicts of laws provisions thereof. 10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

         10.10 Further Assurances. Each of the parties shall, at any time and from time to time after the Closing Date, and at the expense of the other parties but without further consideration, execute and deliver such further instruments, assignments or documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing.

         10.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.12 Public Statements. Newco, the Companies and the Representatives agree that each of them will consult with each of the others before issuing, and will provide each other the opportunity to review and comment upon, any press release or other public statement with respect to any of the transactions contemplated by this Agreement, including the Recapitalization, and prior to the Closing shall not issue any such press release or make any such public statement without mutual agreement, except as may be required by applicable law or judicial process.

         10.13 Specific Performance. In the event of a breach or threatened breach by any party hereto of any of his, her or its obligations hereunder to consummate the transactions provided for in Articles I and II hereof, any other party hereto shall be entitled to specific performance with respect to said obligation. Nothing herein shall be construed as prohibiting any party hereto from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

         10.14 Limitations on Trustee's Representations and Warranties. It is expressly understood and agreed by and between the parties, anything herein to the contrary notwithstanding, that each and all of the warranties, indemnities, representations, covenants, undertakings, and agreements made herein on the part of the various trustees signing on behalf of certain of the Shareholders (the "Trustees") while in form purporting to be the warranties, indemnities, representations, covenants, undertakings and agreements of the Trustees are nevertheless each and every one of them made and intended not as personal warranties, indemnities, representations, covenants, undertakings, and agreements by the Trustees or for the purpose or with the intention of binding the Trustees personally, but are made and intended for the purpose of binding only that portion of the trust property specifically described here and this instrument is executed and delivered by the Trustees not in their own right but solely in the exercise of the powers conferred on them as Trustees. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against the Trustees on account of this instrument or on account of any warranty, indemnify, representation covenant, undertaking, or agreement of the Trustees in this instrument, either express or implied. All such personal liability, if any, is expressly waived and released.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in two or more counterparts, each of which shall be deemed one and the same instrument, as of the day and year first above written.

                                     NEWCO:

                                     HMTF/CC INVESTMENTS, L.P.

                                     By:    HMTF/Courtesy GP, LLC,
                                            its General Partner


                                     By:    /s/ PATRICK K. McGEE
                                        ----------------------------------
                                     Name:  Patrick K. McGee
                                          --------------------------------
                                     Title: Partner
                                           -------------------------------

                                     COMPANIES:

                                     COURTESY CORPORATION


                                     By:    /s/ WALTER J. KREISEDER
                                        ----------------------------------
                                     Name:  Walter J. Kreiseder
                                          --------------------------------
                                     Title: Chairman and CEO
                                           -------------------------------

                                     CREATIVE PACKAGING CORP.


                                     By:    /s/ WALTER J. KREISEDER
                                        ----------------------------------
                                     Name:  Walter J. Kreiseder
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------

                                     COURTESY SALES CORP.


                                     By:    /s/ WALTER J. KREISEDER
                                        ----------------------------------
                                     Name:  Walter J. Kreiseder
                                          --------------------------------
                                     Title: Chairman and CEO
                                           -------------------------------

                                     SHAREHOLDERS:

                                     /s/ WALTER J. KREISEDER
                                     -------------------------------------
                                     Walter J. Kreiseder


                                     /s/ GERALD J. SOMMERS
                                     -------------------------------------
                                     Gerald J. Sommers


                                     /s/ WALTER J. KREISEDER
                                     -------------------------------------
                                     WALTER J. KREISEDER,  not  individually,
                                     but solely as Trustee of the Walter J.
                                     Kreiseder Trust.


                                     /s/ GERALD J. SOMMERS
                                     -------------------------------------
                                     GERALD J. SOMMERS,  not  individually,
                                     but  solely as Trustee of the Gerald J.
                                     Sommers Trust.


                                     /s/ DONALD B. LEVINE
                                     -------------------------------------
                                     DONALD B. LEVINE,  not  individually,
                                     but  solely as  Trustee of the Walter J.
                                     Kreiseder  Gift  Trust for David,  the
                                     Walter J.  Kreiseder Gift  Trust for John,
                                     the  Walter J.  Kreiseder  1997 Gift  Trust
                                     for David and the Walter J. Kreiseder 1997
                                     Gift Trust for John.


                                     /s/ JANET A. KRITEK
                                     -------------------------------------
                                     JANET A. KRITEK, not individually, but
                                     solely as Trustee of the Gerald J. Sommers
                                     Gift Trust for Janet, the Gerald J. Sommers
                                     Gift Trust for James, the Gerald J. Sommers
                                     1997 Gift Trust for Janet and the Gerald J.
                                     Sommers 1997 Gift Trust for James.